                                                                    EXHIBIT 10.3


                                 LEASE AGREEMENT
                                 by and between


                     CORPORATE PROPERTY ASSOCIATES 8, L.P.,
                         a Delaware limited partnership,


                                   as LANDLORD
                                       and
                      HIGH VOLTAGE ENGINEERING CORPORATION,
                          a Massachusetts corporation,


                                    as TENANT


                        Premises: Sterling, Massachusetts


                         Dated as of: November 10, 1988

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Parties
1.    Demise of Premises
2.    Certain Definitions
3.    Title and Condition
4.    Use of Leased Premises; Quiet Enjoyment
5.    Term
6.    Rent
7.    Net Lease; Non-Terminability
8.    Payment of Impositions; Compliance with Law
9.    Liens; Recording and Title
10.   Indemnification
11.   Maintenance and Repair
12.   Alterations and Improvements
13.   Condemnation
14.   Insurance
15.   Restoration; Reduction of Rent
16.   Procedures Upon Purchase
17.   Assignment and Subletting; Subleases
18.   Permitted Contests
19.   Conditional Limitations; Default Provision
20.   Additional Rights of Landlord
21.   Notices
22.   Estoppel Certificate
23.   Surrender
24.   Risk of Loss
25.   No Merger of Title
26.   Books and Records
27.   Determination of Value
28.   Option to Purchase
29.   Financing
30.   Non-Recourse as to Landlord
31.   Subordination
32.   Miscellaneous

      Exhibit "A"-      Premises
      Exhibit "B"-      Machinery and Equipment
      Exhibit "C"-      Schedule of Permitted Encumbrances
      Exhibit "D"-      Rent Schedule
      Exhibit "E"-      Covenants

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      LEASE AGREEMENT, made as of this 10th day of November, 1988, between
CORPORATE PROPERTY ASSOCIATES 8, L.P., ("Landlord"), a Delaware limited partnership with an address c/o W. P. Carey & Co., Inc., 689 Fifth Avenue, New York, New York 10022, and HIGH VOLTAGE ENGINEERING CORPORATION ("Tenant"), a Massachusetts corporation with an address at 101 South Bedford Street, Burlington, Massachusetts 01803.

      In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

      1. Demise of Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term or terms and upon the provisions hereinafter specified, the following described property (collectively, the "Leased Premises"): (a) the premises described on Exhibit "A" attached hereto together with the easements, rights and appurtenances thereunto belonging or appertaining (the property described on Exhibit "A", together with the easements, rights and appurtenances thereunto belonging, is referred to collectively herein as the "Land"); (b) the buildings, structures and other improvements now or hereafter constructed on the Land (collectively, the "Improvements"); and (c) the machinery and equipment described in Exhibit "B" attached hereto and made a part hereof and installed in and upon the Improvements excepting therefrom trade fixtures, machinery and equipment used by Tenant in the conduct of its business, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease (collectively, the "Equipment").

      2. Certain Definitions.

      "Acquisition Cost" shall mean $4,050,000.

      "Additional Rent" shall mean Additional Rent as defined in Paragraph 6(b).

      "Adjoining Property" shall mean all sidewalks, curbs, gores and vault spaces adjoining any of the Leased Premises.

      "Alterations" shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, renewals or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

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                                      -2-


      "Applicable Final Date" shall mean the Applicable Final Date as defined in Paragraph 27(c).

      "Applicable Initial Date" shall mean the Applicable Initial Date as defined in Paragraph 27(a)(i).

      "Applicable Provision" shall mean the Applicable Provision as defined in Paragraph 27(a)(ii).

      "Assignment" shall mean an assignment of rents and leases from Landlord to Lender and/or any subsequent assignment of rents covering any of the Leased Premises, from Landlord to Lender, as the same may from time to time be amended, supplemented or modified, securing repayment of the Loan.

      "Assignment Date" shall mean the Assignment Date as defined in Paragraph
17.

      "Assignment Offer Amount" shall mean the Assignment Offer Amount as defined in Paragraph 17.

      "Basic Rent" shall mean Basic Rent as defined in Paragraph 6(a).

      "Basic Rent Payment Dates" shall mean the Basic Rent Payment Dates as defined in Paragraph 6(a).

      "Casualty Offer Amount" shall mean the Casualty Offer Amount as defined in Paragraph 14(i).

      "Casualty Termination Date" shall mean the Casualty Termination Date as defined in Paragraph 14(i).

      "Condemnation" shall mean a Taking and/or a Requisition.

      "Condemnation Notice" shall mean notice or knowledge of the institution of or intention to institute any proceeding for Condemnation.

      "Default Offer Amount" shall mean the Default Offer Amount as defined in Paragraph 19(b)(iii).

      "Default Rate" shall mean the Default Rate as defined in Paragraph 6(b).

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                                      -3-


      "Delay Period" shall mean the Delay Period as defined in Paragraph 27(c).

      "Environmental Laws" shall mean all federal, state or local laws, ordinances, rules, regulations or written policies, now or hereafter existing, which govern or otherwise relate to the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of any Hazardous Substance, including the laws, ordinances, regulations and written policies provided pursuant to or under (i) Toxic Substances Control Act, 15 U.S.C. ss.ss.2601 et seq., (ii) National Historic Preservation Act, 16 U.S.C. ss.ss.470 et seq., (iii) Coastal Zone Management Act of 1899, 33 U.S.C. ss.ss.1451 et seq., (iv) Rivers and Harbors Act of 1899, 33 U.S.C. ss.ss.401 et seq., (v) Clean Water Act, 33 U.S.C. ss.ss.1251 et seq., (vi) Flood Disaster Protection Act, 42 U.S.C. ss.ss.4321 et seq., (vii) National Environmental Policy Act, 42 U.S.C. ss.ss.4321 et seq., (viii) Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss.6901 et seq., (ix) Clean Air Act, 42 U.S.C. ss.ss.7401 et seq., (x) Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.ss.9601 et seq. ("CERCLA"), (x) Oil and Hazardous Material Release Prevention and Response Act, MGL c.21E, the Hazardous Waste Management Act, MGL c.21C, and (xi) the Asbestos Removal Requirements, 310 Code of Massachusetts Regulations.

      "Equipment" shall mean the Equipment as defined in Paragraph 1.

      "Escrow Charges" shall mean the Escrow Charges, as defined in Paragraph 8(b).

      "Escrow Payment" shall mean an Escrow Payment as defined in Paragraph
8(b).

      "Event of Default" shall mean an Event of Default as defined in Paragraph 19(a).

      "Expiration Date" shall mean the Expiration Date as defined in Paragraph
5.

      "Fair Market Value' shall mean, unless the context otherwise requires the fair market value of the Leased Premises as if unaffected and unencumbered by this Lease. Fair Market Value, for all purposes of this Lease, shall be determined in accordance with the procedure specified in Paragraph 27.

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                                      -4-


      "Hazardous Substances" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, pollutants, pollution or any related materials or substances specified in any of the Environmental Laws (including any "hazardous substance" as defined in CERCLA) and (ii) asbestos, polychlorinated biphenyls and radon.

      "Impositions" shall mean the Impositions as defined in Paragraph 8(a).

      "Improvements" shall mean the Improvements as defined in Paragraph 1.

      "Land" shall mean the Land as defined in Paragraph 1.

      "Law" shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation or requirement, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency.

      "Leased Premises" shall mean the Leased Premises as defined in Paragraph
1.

      "Legal Requirements" shall mean all present and future Laws (including but not limited to Environmental Laws) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises.

      "Lender" shall mean (a) Far West Federal Bank or (b) any institutional lender which may, after the date hereof, make a Loan to Landlord.

      "Loan" shall mean either (a) a $1,950,000 mortgage loan or loans from Far West Federal Bank made to Landlord on the date hereof, as the same may hereafter be modified or amended with Tenant's consent (except that Tenant's consent shall be required only if the Loan amount, interest rate, payment or prepayment terms or term or provisions relating to release of insurance or condemnation proceeds for restoration are modified) or (b) one or more loans of not more than $2,434,000 (consented to by Tenant) in the aggregate which may be made by Lender to Landlord after the date hereof on similar terms, which may be secured by the Mortgage and the Assignment and evidenced by the Note and not secured by any other property of Landlord, and which after being made may be modified or amended only to the same extent as is permitted by part (a) of this definition.

      "Mortgage" shall mean any mortgage encumbering any part or all of the Leased Premises from Landlord to Lender securing the Loan, as the same may from time to time be amended, supplemented or modified.

      "Net Award" shall mean the entire award payable to Landlord by reason of a Condemnation, less any expenses incurred by Landlord and Lender in collecting such award.

      "Net Proceeds" shall mean the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender), (iv) and
(v) of Paragraph 14(a), less any expenses incurred by Landlord and Lender in collecting such proceeds.

      "Note" shall mean a promissory note(s) evidencing Landlord's obligation to repay the Loan, which Note may be secured by the Mortgage and the Assignment, as the same may from time to time be amended, supplemented or modified.

      "Offer Amount" shall mean the Termination Offer Amount, the Casualty Offer Amount, the Assignment Offer Amount or the Default Offer Amount, as the case may be, and as the context requires.

      "Option Purchase Date" shall mean the Option Purchase Date as defined in Paragraph 28.

      "Pennsylvania Lease" shall mean the Lease Agreement dated as of the date hereof between Landlord, as lessor, and Datcon Instrument Company, as lessee, with respect to certain premises located in Lancaster County, Pennsylvania.

      "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions and easements, other than the Mortgage and the Assignment, listed on Exhibit "C" hereto.

      "Person" shall mean an individual, partnership, association, corporation or other entity.

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                                      -6-


      "Prime Rate" shall mean the average of the interest rates per annum quoted by Bank of America NT & SA, San Francisco, CA, The Chase Manhattan Bank, N.A., New York, NY, Chemical Bank, New York, NY, Citibank, N.A., New York, NY, and Morgan Guaranty Trust Company, New York, NY, as their respective prime rates, such average to change effective as of the effective date of any change in any of the aforesaid prime rates. The Prime Rate shall be the average of such publicly announced prime rates even though one or more of the aforesaid banks may actually charge interest on some of its loans at lower rates; and if any of the aforesaid banks has more than one prime rate of interest in effect simultaneously, the prime rate of such bank for the purposes of this definition shall be the highest of such prime rates then in effect for such bank. If three or more of the aforesaid banks cease to have a publicly announced prime rate, then, for so long as three or more of the aforesaid banks cease to have a publicly announced prime rate, the Prime Rate shall be the average per annum discount rate from time to time on ninety-one (91) day bills issued by the United States Treasury (the so-called "Treasury bills") at the most recent auction or, if no such ninety-one (91) day bills are then being issued, Treasury bills then being issued for the period of time closest to ninety-one (91) days.

      "Purchase Price" shall mean the Purchase Price as defined in Paragraph 28.

      "Remaining Sum" shall mean the Remaining Sum as defined in Paragraph
15(a).

      "Rent" shall mean Basic Rent and Additional Rent.

      "Replaced Equipment" shall mean the Replaced Equipment as defined in Paragraph 11(d).

      "Replacement Equipment" shall mean the Replacement Equipment as defined in Paragraph 11(d).

      "Requisition" shall mean any temporary requisition or confiscation of the use or occupancy of any of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

      "Retention Date" shall mean the later of the date on which the amount of a Remaining Sum is finally determined or the date on which Landlord's right to retain the Remaining Sum is finally determined.

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                                      -7-


      "Set-Off" shall mean a Set-Off as defined in Paragraph 7(a).

      "Site Assessments" shall mean the Site Assessments as defined in Paragraph 8(e).

      "Site Reviewers" shall mean the Site Reviewers as defined in Paragraph
8(e).

      "State" shall mean the Commonwealth of Massachusetts.

      "Taking" shall mean any taking of any of the Leased Premises in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or by any other means, or any de facto condemnation.

      "Term" shall mean the Term as defined in Paragraph 5.

      "Termination Date" shall mean the Termination Date as defined in Paragraph 13(b).

      "Termination Offer Amount" shall mean the Termination Offer Amount as defined in Paragraph 13(b).

      3. Title and Condition.

      (a) The Leased Premises are demised and let subject to (i) the Mortgage and the Assignment, (ii) the rights of any parties in possession of any of the Leased Premises, (iii) the existing state of title of the Leased Premises, including the Permitted Encumbrances, as of the commencement of the Term, (iv) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (v) all Legal Requirements, including any existing violation of any thereof, and (vi) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired or terminated.

      (b) Tenant acknowledges that the Leased Premises are in good condition and repair at the inception of this Lease. LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY INSPECTION OF ANY OF

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                                      -8-


THE LEASED PREMISES. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION,
(viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY OR (xiv) OPERATION; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED; AND THE FOREGOING PROVISIONS ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

      (c) Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby, and Tenant acknowledges that title is in Landlord and that Tenant has only the right of possession and use of the Leased Premises as provided in this Lease. Tenant further acknowledges that (i) the Improvements conform to all material Legal Requirements and all requirements of the carriers of all insurance on any of the Leased Premises, (ii) all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained, (iii) all contractors and subcontractors who have performed work on or supplied materials to

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                                      -9-


the Leased Premises have been fully paid, and all materials and supplies have been fully paid for, (iv) the Improvements have been fully completed in all material respects, in a workmanlike manner of first class quality, and (v) all Equipment necessary or appropriate for the use or operation of the Leased Premises has been installed and all Equipment in the Leased Premises is presently fully operative in all material respects.

      (d) Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including any rights and remedies existing under contract or pursuant to the Uniform Commercial Code. Such assignment shall remain in effect so long as no Event of Default exists hereunder or until the termination of this Lease, and upon the occurrence of an Event of Default or termination of this Lease, such assignment shall cease and all the said warranties, guaranties, indemnities and other rights shall automatically revert to Landlord.

      4. Use of Leased Premises; Quiet Enjoyment.

      (a) Tenant may occupy and use the Leased Premises for any lawful purpose, provided that no Alterations may be made and no additional Improvements may be constructed except in accordance with Paragraph 12, no Equipment may be removed from the Leased Premises except in accordance with Paragraphs 11(d), 13(d) and 14(h), and such use will not otherwise violate any provision of this Lease. Tenant shall not permit any unlawful occupation, business or trade to be conducted on any of the Leased Premises or any use to be made thereof contrary to any applicable Legal Requirement then in effect. Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might (i) violate any certificate of occupancy affecting any of the Leased Premises, (ii) make void or voidable any insurance then in force with respect to any of the Leased Premises, (iii) make it difficult or impossible to obtain fire or other insurance which Tenant is required to furnish hereunder,
(iv) cause structural injury to any of the Improvements, or (v) constitute a public or private nuisance or waste.

      (b) Subject to the other provisions of this Lease, so long as no Event of Default has occurred and is continuing, Landlord covenants to do no act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant, provided that Landlord may enter upon and examine any of the Leased Premises at reasonable times and may take such action with respect to the Leased Premises as is permitted by any provision hereof.

      5. Term. Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the "Term") commencing on the date hereof and ending on the last day of the three hundredth (300th) calendar month next following the date hereof (the "Expiration Date"). If all Rent and all other sums due hereunder shall not have been fully paid by the end of the Term, Landlord may, at its option, extend the Term until all said sums shall have been fully paid.

      Provided this Lease shall not have been terminated pursuant to any provision hereof, the initial Term shall be deemed to be automatically extended for an additional period of five (5) years unless Tenant shall notify Landlord in writing in recordable form at least two (2) years prior to the expiration of the initial Term that Tenant is terminating this Lease as of the end of the initial Term. If the initial Term is automatically extended as aforesaid and this Lease has not been terminated pursuant to any provision hereof prior to the expiration of the first extension period, the Term shall be further automatically extended for an additional consecutive period of five (5) years unless Tenant shall notify Landlord in writing at least two (2) years prior to the expiration of the first extension period that Tenant is terminating this Lease as of the end of the first extension period. If the Term is automatically extended as aforesaid and this Lease has not been terminated pursuant to any provision hereof prior to the expiration of the second extension period, the Term shall be further automatically extended for an additional consecutive period of five (5) years unless Tenant shall notify Landlord in writing at least two (2) years prior to the expiration of the second extension period that Tenant is terminating this Lease as of the end of the second extension period. If the Term is automatically extended as aforesaid and this Lease has not been terminated pursuant to any provision hereof prior to the expiration of the third extension period, the Term shall be further automatically extended for an additional consecutive period of five (5) years unless Tenant shall notify Landlord in writing at least two (2) years prior to the expiration of the third extension period that Tenant is terminating this Lease as of the end of the third extension period. If the Term is automatically extended as aforesaid and this Lease has not been terminated pursuant to any provision hereof prior to the expiration of the fourth extension period, the Term shall be further automatically extended for an additional consecutive period of five (5) years unless Tenant shall notify Landlord in writing at least two (2) years prior to the expiration of the fourth extension period that Tenant is terminating this Lease as of the end of the fourth extension period. Any such notice of termination shall be accompanied by an Amendment to Notice of Lease in recordable form, executed and acknowledged by Tenant specifying the applicable termination date.

      In the absence of such notice of termination by Tenant to Landlord and in the absence of any termination of this Lease pursuant to any other provision hereof, the Term shall be automatically extended for the applicable extension period specified above and no instrument of extension or renewal need be executed. Any such extension of the Term shall be subject to and continue in full force and effect all of the provisions of this Lease except that the Basic Rent payable during each extension period shall be as provided in Exhibit "D" attached hereto and made a part hereof.

      In the event that Tenant exercises its option not to extend or not to further extend the Term, as hereinabove provided, or upon the occurrence of an Event of Default, then Landlord shall have the right during the remainder of the Term then in effect to (a) advertise the availability of the Leased Premises for sale or for reletting and to erect upon the Leased Premises signs indicating such availability (provided that, if there is no default in the payment of Basic Rent or Additional Rent hereunder, such signs do not unreasonably interfere with the use of the Leased Premises by Tenant), and (b) show the Leased Premises to prospective purchasers or tenants at such reasonable times during normal business hours as Landlord may select after reasonable notice to Tenant that it is exercising such right; provided, that Landlord will not materially interfere with the use of the Leased Premises by Tenant.

      6. Rent.

      (a) Tenant shall pay to Landlord, as annual rent for the Leased Premises during the Term, the amounts determined in accordance with the schedule set forth in Exhibit "D" attached hereto and made a part hereof ("Basic Rent"), commencing on the first day of the first month next following the date hereof and continuing on the same day of each month thereafter during the Term (the said days being called the "Basic Rent Payment Dates"), and shall pay the same at Landlord's address set forth above, or at such other places or to such other Persons as Landlord from time to time may designate upon fifteen (15) days prior written notice to Tenant. Each rental payment shall be made, at Landlord's sole option and upon at least 10 days prior written notice from Landlord to Tenant,
(i) by a check hand delivered to Landlord at least five (5) business days before the applicable Basic Rent Payment Date or mailed to Landlord at least ten
(10) days before that date or (ii) in federal or other immediately available funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America. Pro rata Basic Rent for the period from the date hereof through the last day of the month hereof shall be paid on the date hereof. Landlord may, at Landlord's option, by at least fifteen (15) days prior written notice to Tenant, require Tenant to pay installments of Basic Rent directly to one or more Persons in addition to Landlord, in such proportions as Landlord may select; and Tenant shall make such "split" payments of Basic Rent in the amounts, to the payees and in the manner specified by Landlord in any such notice.

      (b) Tenant shall pay and discharge when the same shall become due, as additional rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof. After the date an installment of Basic Rent is due and not paid or after the occurrence of any Event of Default (other than non-payment of Basic
Rent) Tenant shall pay to Landlord on demand, as additional rent, 4% of the amount of such installment. From the date of occurrence of an Event of Default until such Event of Default is cured, Tenant shall pay to Landlord, on demand, a additional rent, a sum equal to any additional sums (including any late charge or default interest) which might be payable by Landlord to any Lender under any Note occasioned by non-payment or late payment of Basic Rent or by the occurrence of an Event of Default under this Lease. In addition, Tenant shall pay to Landlord on demand, as additional rent, interest at the rate (the "Default Rate") of four percent (4%) over the Prime Rate per annum on the following sums until paid in full: (i) all overdue installments of Basic Rent in excess of payments due under the Note for the same period from the respective due dates thereof, (ii) all overdue amounts of additional rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of payment thereof by Landlord, and (iii) on all other overdue amounts of additional rent from the date Landlord demands payment. All the foregoing additional rent is referred to herein as "Additional Rent". In the event of any failure by Tenant to pay or discharge any Additional Rent, Landlord shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of non-payment of Basic Rent. The requirements of Paragraph 19(f) regarding notice and grace periods need not be satisfied prior to the imposition of Additional Rent under this Paragraph 6(b).

      7. Net Lease; Non-Terminability.

      (a) This is a net lease and all Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "Set-Off").

      (b) This Lease shall not terminate, Tenant shall not have any right to terminate this Lease during the Term (except as otherwise expressly provided herein), Tenant shall not be entitled to any Set-Off of or to any Rent or any other sums payable under this Lease (except as otherwise expressly provided herein), and the obligations of Tenant under this Lease shall not be affected by any interference with Tenant's use of any of the Leased Premises for any reason, including the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of Tenant's use of any of the Leased Premises, (iv) any eviction by paramount title or otherwise, (v) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord hereunder or under any other agreement, (vii) any latent or other defect in, or any theft or loss of, any of the Leased Premises, (viii) the breach of any warranty of any seller or manufacturer of any of the Equipment, (ix) any violation of Paragraph 4(b) by Landlord, or (x) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding. The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. The obligation to pay Rent or amounts equal thereto shall not be affected by any collection of rents by any governmental body pursuant to a tax lien or otherwise, even though such obligation results in a double payment of Rent.

      (c) Tenant shall remain obligated under this Lease in accordance with its provisions and, except as otherwise expressly provided herein, Tenant shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord so long as such proceeding does not terminate Tenant's right to possession, (ii) the exercise of any remedy, including foreclosure, under the Mortgage or the Assignment, or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord, any trustee, receiver or liquidator of Landlord or any court under the Federal Bankruptcy Code or otherwise.

      (d) Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, or (ii) to any Set-Off of or to any Rent or any other sums payable under this Lease, except as otherwise expressly provided herein.

      8. Payment of Impositions; Compliance with Law.

      (a) Subject to the provisions of Paragraph 18 hereof (relating to contests), Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes of every kind and nature (including real and personal property, franchise taxes, sales taxes and any rent tax), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, all charges for utility and communication services relating to any of the Leased Premises, all ground rents, and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) any of the Leased Premises, (iii) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Leased Premises, any activity conducted on the Leased Premises, or Rent or (iv) Lender by reason of the Note or Mortgage and which (as to this clause (iv)) Landlord has agreed to pay (collectively, the "Impositions").

      In the event Tenant fails to make payments of Impositions within the time and in the manner provided above, Landlord shall have the right to require Tenant to pay such Impositions to Lender in monthly installments and in such amounts as Landlord shall reasonably request.

      Nothing herein shall obligate Tenant to pay (A) income, excess profits, or other taxes, if any, of Landlord, determined on the basis of Landlord's net income or net worth, (B) any estate, inheritance, succession, gift or similar tax, or (C) any capital gains tax imposed on Landlord in connection with the sale of any of the Leased Premises to any Person, unless the taxes referred to in clause (A) above are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to any of the Leased Premises which, if such other tax, assessment or other charge were in effect, would be payable by Tenant.

      In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and, in such event, Tenant shall be liable only for those installments which become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord, within ten (10) days of receipt thereof, copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority and, within ninety
(90) days after the end of each calendar year of the Term, receipts for payments of all Impositions made during such year.

      (b) At the time of each payment of Basic Rent, Tenant shall pay to Landlord, if requested by Landlord, an additional sum (the "Escrow Payment") sufficient, in the aggregate, to pay the Escrow Charges (as hereinafter defined) as they become due; provided, however, that escrow payments for taxes and insurance premiums shall be required only if required by Lender to be escrowed with Lender by Landlord. The "Escrow Charges" shall mean any of the real estate taxes and premiums on any insurance required by this Lease which Landlord, at its option, may require Tenant to pay to Landlord under this Article. Landlord shall determine the amount of the Escrow Charges and of' each Escrow Payment. The Escrow Payments shall not be commingled with other funds of Landlord or others, shall be invested at passbook" rate and interest thereon shall be for the account of Tenant. Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine. If, at any time, the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within ten (10) days after demand, shall pay the amount of the deficiency to Landlord.

      (c) Tenant shall comply with and conform to all of the provisions of the Legal Requirements, subject to the provisions of Paragraph 18.

      (d) Tenant shall not hereafter cause, permit or suffer to occur (i) a discharge, spillage, uncontrolled loss, release, seepage or filtration (a "spill") of any Hazardous Substance at, upon, under or within the Leased Premises or from the Leased Premises to any real estate contiguous thereto or
(ii) the deposit, storage, disposal, dumping, injecting, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises or any real estate contiguous thereto. Tenant and its agents shall not engage in operations at or near the Leased Premises which could result in any liability, cost or expense to Landlord or any other owner or occupier of the Leased Premises or which could result in the creation of a lien on the Leased Premises under any Environmental Law or under any similar applicable law or regulation. Tenant represents that Tenant has not permitted or suffered to exist, and covenants that it will not permit or suffer to exist, any tenant or occupant of the Leased Premises to engage in any activity that could result in any liability, cost or expense to any such tenant or occupant, Landlord or any other owner of the Leased Premises or any portion thereof or the creation of a lien on the Leased Premises, under any Environmental Law or under any similar applicable law or regulation.

      (e) Tenant, promptly upon the written request of Landlord from time to time, shall permit such persons as Landlord may designate ("Site Reviewers") to visit the Leased Premises from time to time and perform environmental site investigations and assessments ("Site Assessments") on the Leased Premises for the purpose of determining whether there exists on the Leased Premises any environmental condition which could result in any liability, cost or expense to Landlord or any other owner or occupier of the Leased Premises relating to Hazardous Substances. Such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Substances on the Leased Premises and such other tests on the Leased Premises as may be necessary to conduct the Site Assessments in the opinion of the Site Reviewers. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting all Site Assessments shall be paid by Tenant within five (5) days after demand by Landlord, with interest to accrue at the Default Rate (if such sums are not paid by Tenant) commencing as of the fifth day following written demand by Landlord.

      (f) If Tenant fails to comply with any requirement of any Environmental Law in connection with any spill of any Hazardous Substance affecting the Leased Premises or in connection with the deposit, storage, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises or any real estate contiguous thereto, Landlord may, at its sole option, take any and all actions as Landlord shall deem necessary or advisable in order to cure such noncompliance. Any amounts so paid, together with interest thereon at the Default Rate from the date of payment by Landlord, shall be immediately due and payable by Tenant to Landlord. Nothing contained herein shall obligate Landlord to cure such noncompliance or release Tenant from any of its obligations hereunder.

      (g) Tenant shall notify Landlord immediately after becoming aware thereof of any violation of or noncompliance with any of the covenants contained in this Paragraph hereof and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance or any other matter relating in any fashion to any Environmental Law as it may affect or relate to the Leased Premises.

      (h) All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party thereto which are identical to the covenants contained in Paragraphs 8(c), 8(d), 8(e), 8(f) and 8(g).

      9. Liens: Recording and Title.

      (a) Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge or remove, any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than the Mortgage, the Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH To OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. LANDLORD SHALL BE PERMITTED TO POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

      (b) Tenant shall execute, deliver and record, file or register from time to time all such instruments as may be required by any present or future Law in order to evidence the respective interests of Landlord and Tenant in any of the Leased Premises, and shall cause a notice of this Lease, and any supplement hereto or to such other instrument, if any, as may be appropriate, to be recorded, filed or registered and re-recorded, refiled or re-registered in such manner and in such places as may be required by any present or future Law in order to publish notice and protect the validity or priority of this Lease. If a notice of this Lease cannot be recorded, filed or registered, this Lease shall be recorded, filed or registered. Landlord shall execute any such notice to the extent required for recording.

      (c) Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Landlord in any of the Leased Premises.

      10. Indemnification. Tenant shall, to the extent permitted by applicable law, pay, protect, indemnify, save and hold harmless Landlord and all other Persons described in Paragraph 30 from and against any and all liabilities, losses, damages, penalties, costs, expenses (including all reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, arising from (a) any matter pertaining to any of the Leased Premises or Adjoining Property or the ownership, use, non-use, occupancy, operation, condition, design, construction, maintenance, repair or rebuilding of any of the Leased Premises or Adjoining Property, (b) any injury to or death of any person or any loss of or damage to any property in any manner arising from any of the Leased Premises or Adjoining Property or from any matter described in clause (a) above, or connected therewith or occurring thereon, whether or not Landlord has or should have knowledge or notice of the defect or condition, if any, causing or contributing to said injury, death, loss, damage or other claim, (c) any violation by Tenant of any provision of this Lease, any contract or agreement to which Tenant is a party, any Legal Requirement or any Permitted Encumbrance, (d) any other cause pertaining to this Lease or any of the Leased Premises or Adjoining Property or the transaction of which this Lease forms a part (except and unless caused by Landlord's gross negligence or willful misconduct), or (e) the alleged deposit, storage, disposal, burial, dumping, injecting, spilling, leaking or other use, placement or release in, on or affecting any of the Leased Premises of a Hazardous Substance or otherwise arising from any other alleged violation of any of the Environmental Laws including (i) liability for costs of removal or remedial action incurred by the United States Government or the State, or response costs incurred by any other person or entity, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor Section or Act; (ii) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws; and (iii) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of an abnormally dangerous activity. In case any action or proceeding is brought against Landlord or any other Person described in Paragraph 30 by reason of any such claim, Landlord (or such other Person, as the case may be) may either (i) retain its own counsel and defend such action (if permitted by the applicable insurance policy), with all reasonable costs of such defense to be paid by Tenant when billed by Landlord (or such other Person, as the case may be) (it being understood that Tenant may employ counsel of its choice, at Tenant's expense, to monitor the defense of any such action), or (ii) promptly notify Tenant to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to Landlord, and Landlord or such other Person will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant.

      The obligations of Tenant under this Paragraph 10 shall survive any termination of this Lease. Landlord's rights to enforce Tenant's obligations under this Paragraph 10 are in addition to Landlord's other rights and remedies provided herein.

      11. Maintenance and Repair.

      (a) Tenant shall at all times maintain the Leased Premises and the Adjoining Property in good repair and appearance and, in the case of the Equipment, in good mechanical condition, except for ordinary wear and tear, and shall promptly make all Alterations (substantially equivalent in quality and workmanship to the original work) of every kind and nature, whether foreseen or unforeseen, structural or non-structural, which may be required to be made upon or in connection with any of the Leased Premises in order to keep and maintain the Land and Improvements in as good repair and appearance as they were on the date hereof, and the Equipment in as good mechanical condition as it was on the later of the date hereof or the date of its installation except for ordinary wear and tear; provided, however, that Tenant's maintenance and repair obligations in the event of a casualty loss or taking shall be governed by Paragraphs 13 through 15 below. Tenant shall do or cause others to do all shoring of the Leased Premises or Adjoining Property or of foundations and walls of the Improvements and every other act necessary or appropriate for the preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises or Adjoining Property, whether or not Landlord shall, by any Legal Requirement, be required to take such action or be liable for failure to do so. Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord. Any Alteration made by Tenant pursuant to this subparagraph (a) or pursuant to subparagraph (b) of this Paragraph 11 shall be made in conformity with the provisions of Paragraph 12.

      (b) Tenant shall take such action as may be reasonably required so as to prevent (i) the encroachment of any Improvement, now or hereafter constructed, upon any property, street or right-of-way (including the Adjoining Property) adjoining any of the Leased Premises, (ii) the violation of the provisions of any restrictive covenant affecting any of the Leased Premises, (iii) the hindrance or obstruction of any easement or right-of-way to which any of the Leased Premises is subject, or (iv) the impairment of the rights of others in, to or under any of the foregoing.

      (c) Landlord shall have the right (but no obligation), upon notice to Tenant (or without notice in case of emergency), to enter upon any of the Leased Premises for the purpose of making any Alterations which may be necessary by reason of Tenant's failure to comply with the provisions of subparagraphs (a) and (b) of this Paragraph 11. Except in case of emergency, the right of entry shall be exercised at reasonable times and at reasonable hours. The reasonable cost of any such entry, together with the reasonable cost of all such Alterations, shall be Additional Rent; and Tenant shall pay the same to Landlord, together with interest thereon at the Default Rate from the time of payment by Landlord until paid by Tenant, immediately upon written demand therefor and upon submission of evidence of Landlord's payment of such costs.

      (d) Tenant shall, from time to time, replace with other operational equipment or parts (the "Replacement Equipment") any of the Equipment (the "Replaced Equipment") which is necessary for the conduct of Tenant's business in the Leased Premises or for the operation and maintenance of the Leased Premises and which shall have (i) become worn out, obsolete or unusable for the purpose for which it is intended, (ii) been taken by a Condemnation as provided in Paragraph 13(d), or (iii) been lost, stolen, damaged or destroyed as provided in Paragraph 14(h); provided, however, that the Replacement Equipment shall (A) be in good operating condition, (B) have a value and useful life at least equal to the value and estimated useful life of the Replaced Equipment immediately prior to the time that the Replaced Equipment had become so worn out, obsolete or unusable, so taken, or so lost, stolen, damaged or destroyed, and (C) be suitable for a use which is the same or similar to that of the Replaced Equipment. Tenant shall repair at its sole cost and expense all damage to the Leased Premises caused by the removal of Replaced Equipment or other personal property of Tenant or the installation of Replacement Equipment. All Replacement Equipment shall become the property of Landlord, shall be free and clear of all liens and rights of others and shall become a part of the Equipment to the same extent as the Replaced Equipment had been. If so requested by Landlord in writing, Tenant shall promptly cause to be executed and delivered to Landlord an invoice, bill of sale or other appropriate instrument evidencing the transfer or assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person in and to the Replacement Equipment, free from all liens and other exceptions to title; and Tenant shall pay all taxes, fees, costs and other expenses that may become payable as a result thereof. At the expiration of the Term or the sooner termination of this Lease, all Equipment shall be in good operating condition, ordinary wear and tear excepted.

      12. Alterations and Improvements. Except as otherwise provided in Paragraph 11 and in this Paragraph 12, Tenant shall not (a) make any Alterations, (b) construct upon the Land any additional Improvements or (c) install equipment in the Improvements or accessions to the Equipment, except in the ordinary course of its business, without the prior written approval of Landlord, which approval will not be unreasonably withheld. In addition, Tenant shall not do any other act which would impair the value of the Leased Premises. In the event that Landlord gives its prior written consent to any of the actions enumerated in clauses (a), (b) or (c) above, (i) the market value of the Leased Premises shall not be lessened by any such Alteration, construction or installation, or its usefulness impaired, (ii) all such Alterations, construction and installations shall be performed by Tenant in a good and workmanlike manner, (iii) all such Alterations, construction and installations shall be expeditiously completed in compliance with all Legal Requirements, (iv) all work done in connection with any such Alteration, construction or installation shall comply with the requirements of all insurance policies required to be maintained by Tenant hereunder, (v) Tenant shall promptly pay all costs and expenses of any such Alteration, construction or installation and shall discharge or remove all liens filed against any of the Leased Premises arising out of the same, (vi) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration, construction or installation, (vii) all such Alterations, construction and installations shall be the property of Landlord and shall be subject to this Lease, and

(viii) Tenant shall comply, to the extent requested by Landlord, with the provisions of clauses (i) through (iv) of Paragraph 15(a).

      13. Condemnation.

      (a) Tenant, immediately upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof and Landlord and Lender shall be entitled to participate with Tenant in any Condemnation proceeding and/or negotiations under threat thereof and to participate with Tenant in contesting the Condemnation and/or the amount of the Net Award therefor, all at Tenant's expense; provided, however, that if an Event of Default has occurred and is continuing Tenant shall have no right to participate in any such proceeding, negotiations or contest. Subject to the provisions of this Paragraph 13, Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant's right to any award or payment on account of Tenant's trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's fee interest in the Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder.

      (b) If (i) the entire Leased Premises, or (ii) any substantial portion of the Leased Premises, which portion Tenant determines, in good faith, to be sufficient to render the remaining portion thereof uneconomic for the use of Tenant or any other tenant to which such portion might reasonably be leased, shall be taken by a Taking or under threat thereof, then Tenant shall, not later than thirty (30) days after Landlord gives Tenant notice that Landlord has received a Condemnation Notice or Tenant otherwise receives a Condemnation Notice, give notice to Landlord of its intention to terminate this Lease on the first Basic Rent Payment Date (the "Termination Date") occurring after the date on which the Fair Market Value of the Leased Premises is determined in accordance with Paragraph 27 (but not less than 60 days after the date on which the Fair Market Value of the Leased Premises is determined).

      Such notice of intention to terminate shall contain (A) an irrevocable offer of Tenant to purchase the Leased Premises and the Net

Award applicable thereto, if any, on the Termination Date for the purchase price (the "Termination Offer Amount") specified in the next sentence and (B) in the event that less than the entire Leased Premises shall have been taken or be under threat thereof, a certificate of Tenant, signed by the president or a vice president thereof, stating that, in Tenant's good faith judgment, the portion of the Leased Premises to be so taken is sufficient to fulfill the conditions set forth in clause (ii) of this Paragraph 13(b) and certifying that Tenant will forever abandon operations on the remainder of the Leased Premises, if any. The Termination Offer Amount shall be the greater of (1) the Fair Market Value of the Leased Premises as of the date immediately prior to the Condemnation Notice or (2) the sum of the Acquisition Cost and any prepayment penalty which may be payable under the Note or Mortgage. Promptly upon the delivery to Landlord of such notice of intention to terminate, Landlord and Tenant shall commence to determine such Fair Market Value in accordance with Paragraph 27.

      No rejection of an offer under this Paragraph 13(b) shall be effective for any purpose unless consented to by Lender. If Landlord shall reject such offer by notice to Tenant containing the written consent of Lender to such rejections, not later than the sixtieth (60th) day following determination of Fair Market Value, then this Lease shall terminate on the Termination Date upon (x) payment of all Rent and any other charges due and unpaid under this Lease as of the Termination Date and (y) compliance by Tenant with all other obligations and liabilities under this Lease which have arisen on or prior to the Termination Date and, on the Termination Date, Tenant shall immediately vacate and have no further right, title or interest in or to any of the Leased Premises, and upon such termination the Net Award shall be retained by Landlord.

      Unless Landlord shall have rejected such offer by the foregoing notice to Tenant not later than the twentieth (20th) day following the determination of Fair Market Value, Landlord shall be conclusively presumed to have accepted such offer. If such offer is accepted by Landlord, Tenant shall pay to Landlord the Termination Offer Amount on the Termination Date and, provided an Event of Default does not then exist hereunder, Landlord shall convey to Tenant the remaining portion of the Leased Premises, if any, in accordance with the provisions of Paragraph 16 and Landlord shall assign to Tenant its entire interest in and to the Net Award or any part thereof that has not been received by Landlord in connection with the Condemnation and/or deliver to Tenant or credit against the Termination Offer Amount such Net Award or any part thereof which shall have been received by Landlord and/or Lender and/or credit against the Termination Offer Amount such Net Award or any part therein which if payable to Lender under the Mortgage have not been received by Lender. Any acceptance of such offer by Landlord shall not relieve Tenant of its obligations to pay Rent, and perform all of Tenant's other obligations hereunder, through the date of the closing of the purchase pursuant to the acceptance of such offer.

      Notwithstanding anything to the contrary hereinabove contained, if Landlord shall have rejected Tenant's offer to purchase the Leased Premises and, on the Termination Date specified above, Landlord shall not have received the full amount of the Net Award payable by reason of the Taking, the Termination Date shall automatically be extended to the first Basic Rent Payment Date occurring after receipt by Landlord of the full amount of the Net Award. Such extension shall occur regardless of the reason for Landlord's failure to receive the full amount of the Net Award prior to the originally stated Termination Date.

      (c) In the event of any Taking of any of the Land or Improvements which does not result in a termination of this Lease as to all of the Leased Premises, this Lease shall, notwithstanding the Taking, continue and there shall be no abatement or reduction of Rent or any other sums payable by Tenant hereunder, except as provided in Paragraph 15(b). Promptly after such Taking, Tenant, as required in Paragraph 11(a), shall commence and diligently continue to restore the Land and Improvements as nearly as possible to their value, condition and character immediately prior to such Taking, in accordance with the provisions of Paragraph 12. Upon the final payment to Landlord of the Net Award of a Taking which falls within the provisions of this subparagraph (c), Landlord shall make the Net Award available to Tenant for restoration in accordance with and subject to the provisions of Paragraph 15(a).

      In the event of a Requisition of any of the Land or Improvements, if Landlord is required to pay the Net Award of such Requisition to Lender in accordance with the provisions of the Note and the Mortgage and the debt service payments due under the Note are thereafter reduced by virtue of such payment of the Net Award to Lender, then each installment of Basic Rent payable on or after the effective date of such reduction in debt service shall be reduced in the same amount and for the same period as payments are reduced under the Note. In the event that the Net Award of a Requisition of any of the Land or Improvements is retained by Landlord, Landlord shall apply such Net Award, to the extent received, to the installments of Basic Rent thereafter payable until such Net Award has been applied in full or until the Term hereof has expired, whichever first occurs. Upon the expiration of the Term, any portion of such Net

Award which shall not have been previously credited to Tenant shall be retained by Landlord.

      (d) If any of the Equipment shall be taken by a Condemnation other than a Condemnation which falls within the provisions of Paragraph 13(b), the Term shall nevertheless continue and there shall be no abatement or reduction of Rent or any other sums payable by Tenant hereunder. Tenant shall, whether or not the Net Award is sufficient for the purpose, promptly replace the Equipment so taken, subject to and in accordance with the provisions of Paragraph 11(d), and the Net Award of such a Condemnation made for the loss of the replaced Equipment only shall thereupon be payable to Tenant. The remainder of the Net Award shall be applied as hereinabove provided.

      (e) No agreement with any condemnor in settlement of or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord and Lender.

      14. Insurance.

      (a) Tenant shall maintain at its sole cost and expense the following insurance on or in connection with the Leased Premises:

            (i) Insurance against loss or damage to the Improvements and Equipment by fire and other risks from time to time included under standard extended and additional extended coverage policies, including vandalism and malicious mischief, sprinkler, and flood insurance, to the extent any of the Leased Premises are in a flood zone, in amounts not less than the actual replacement value of the Improvements and Equipment, excluding footings and foundations and other parts of the Improvements which are not insurable (or, in the case of plate glass insurance, the replacement cost of all plate glass in the Leased Premises). Such policies shall contain replacement cost endorsements.

            (ii) General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about any of the Leased Premises or the Adjoining Property, in an amount not less than $5,000,000 for bodily injury or death to any one person, not less than $10,000,000 for any one accident, and not less than $1,000,000 for property damage. The Landlord shall have the right to determine such higher limits as may be reasonable and customary for transactions and properties of this size and type or such higher limits as reflect increases in the cost of living. Policies for such insurance shall be for the mutual benefit of Landlord, Tenant and Lender.

            (iii) Worker's compensation insurance covering all persons employed by Tenant in connection with any work done on or about any of the Leased Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or any of the Leased Premises, or, in lieu of such worker's compensation insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State.

            (iv) Boiler and pressure vessel insurance on any of the Equipment or any other equipment on or in the Leased Premises which by reason of its use or existence is capable of bursting, erupting, collapsing or exploding, in an amount not less than $5,000,000 for damage to property, bodily injury or death resulting from such perils.

            (v) Business interruption insurance or "rent loss" insurance, insuring against loss of rental value for a period of not less than one year.

            (vi) Such other insurance, including war-risk if available, on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require, which at the time is commonly obtained in connection with properties similar to the Leased Premises.

      (b) The insurance required by Paragraph 14(a) shall be written by companies of recognized financial standing which are approved by Landlord, which approval will not be unreasonably withheld, and are authorized to do an insurance business in the State. The insurance policies (i) shall be for such terms as Landlord may reasonably approve, (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof, and (iii) shall (except for the worker's compensation insurance referred to in Paragraph 14(a)(iii) hereof) name Landlord, Tenant and Lender as insured parties, as their respective interests may appear. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord.

      (c) Each insurance policy referred to in clauses (i), (iv), (v) and (vi) of Paragraph 14(a) shall contain standard non-contributory mortgagee clauses and loss payee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph 14(a), except clause (iii) thereof, shall provide that it may not be cancelled except after thirty (30) days' prior notice to Landlord and Lender. Each such policy shall also provide, if available, that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage upon the happening of an event of default therein, or
(iv) any change in title to or ownership of any of the Leased Premises.

      (d) Tenant shall pay as they become due all premiums for the insurance required by this Paragraph 14, shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least thirty (30) days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original policies; and in the event of Tenant's failure to comply with any of the foregoing requirements, Landlord shall be entitled, but not obligated, to procure such insurance. Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate from the time of payment by Landlord until fully paid by Tenant, immediately upon written demand therefor by Landlord.

      (e) Anything in this Paragraph 14 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 14(a) may be carried under a "blanket" or umbrella policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" or umbrella policy or policies otherwise comply with the provisions of this Paragraph 14 and provided further that such policies shall provide for a reserved amount thereunder with respect to the Leased Premises so as to assure that the amount of insurance required by this Paragraph 14 will be available notwithstanding any losses with respect to other property covered by such blanket policies. The amount of the total insurance allocated to the Leased Premises, which amount shall be not less than the amounts required pursuant to this Paragraph 14, shall be specified either (i) in each such "blanket" or umbrella policy, or (ii) in a written statement, which Tenant shall deliver to Landlord, from the insurer thereunder. The original or a certified copy of each such "blanket" or umbrella policy shall promptly be delivered to Landlord.

      (f) Tenant shall have the replacement cost and insurable value of the Improvements determined from time to time as required by the replacement cost endorsements and shall deliver to Landlord the new replacement cost endorsement or certificate evidencing such endorsement promptly upon Tenant's receipt thereof. If, at any time, a replacement cost endorsement is not available, Tenant shall have the replacement cost and insurable value of the Improvements determined at least once a year by the underwriter of fire insurance on the Leased Premises or, if such underwriter will not act, by a qualified appraiser reasonably satisfactory to Landlord, and shall deliver to Landlord such determination promptly upon receipt.

      (g) Tenant shall promptly comply with and conform to (i) all provisions of each insurance policy required by this Paragraph 14 and (ii) all requirements of the insurers thereunder, applicable to Landlord, Tenant or any of the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises. Tenant shall not use any of the Leased Premises in any manner which would permit the insurer to cancel the premium for any insurance policy.

      (h) In the event of any loss, Tenant shall give Landlord and Lender immediate notice thereof. If an Event of Default has occurred and is continuing, Landlord is hereby authorized to adjust, collect and compromise, in its discretion and upon notice to Tenant, all claims under any of the insurance policies required by this Paragraph 14 (except public liability insurance claims payable to a person other than Tenant, Landlord or Lender) and to execute and deliver on behalf of Tenant all necessary proofs of loss, receipts, vouchers and releases required by the insurers; and Tenant agrees to sign, upon the request of Landlord, all such proofs of loss, receipts, vouchers and releases. If no Event of Default has occurred and is continuing, Tenant shall adjust, collect and compromise any and all such claims, with the prior written consent of Landlord and Lender and Landlord and Lender shall have the right to join with Tenant therein. Any adjustment, settlement or compromise of any such claim shall be subject to the prior written approval of Landlord and Lender, which approval shall not be unreasonably withheld or delayed, and Landlord and Lender shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise, all at Tenant's expense. All proceeds of any insurance required under clauses (i), (ii) (except proceeds payable to a person other than Tenant, Landlord or Lender), (iv) and
(v) of Paragraph

14(a) shall be payable to Landlord and Lender. Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Landlord and Lender instead of to Landlord and Tenant jointly; and Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft therefor.

      In the event of any casualty (whether or not insured against) resulting in damage to any of the Improvements which does not result in a termination of this Lease, the Term shall, notwithstanding such casualty, continue and there shall be no abatement or reduction of Rent or any other sums payable by Tenant hereunder, except as expressly provided in Paragraph 15(b). Promptly after such casualty, Tenant, as required in Paragraph 11(a), shall commence and diligently continue to restore the Improvements as nearly as possible to their value, condition and character immediately prior to such damage, subject to and in accordance with the provisions of Paragraph 12. Upon the final receipt of the Net Proceeds of such casualty by Landlord, Landlord shall make such Net Proceeds available to Tenant for restoration in accordance with and subject to the provisions of Paragraph 15(a).

      In the event of any loss of any of the Equipment in a casualty which does not result in a termination of this Lease, the Term shall nevertheless continue and there shall be no abatement or reduction of Rent or any other sums payable by Tenant hereunder. Tenant shall, whether or not the Net Proceeds are sufficient for the purpose, promptly repair or replace such Equipment, subject to and in accordance with the provisions of Paragraph 11(d), and the Net Proceeds paid for the loss of such Equipment only shall thereupon be payable to Tenant. The remainder of the Net Proceeds shall be applied as hereinabove provided.

      (i) If the entire Leased Premises or a substantial portion of the Leased Premises shall be damaged or destroyed by fire or other casualty and, in Tenant's good faith judgment, it is uneconomical to restore the Leased Premises for continued use and occupancy by Tenant or any other tenant to which the Leased Premises might be leased, then Tenant shall, not later than thirty (30) days after such occurrence, give notice to Landlord of its intention to terminate this Lease on the first Basic Rent Payment Date (the "Casualty Termination Date") which occurs at least ninety (90) days after the Fair Market Value of the Leased Premises is determined.

      Such notice shall contain (A) an irrevocable offer of Tenant to purchase the Leased Premises on the Casualty Termination Date for the purchase price (the "Casualty Offer Amount") specified in the next sentence and
(B) in the event that less than the entire Leased Premises shall have been damaged or destroyed, a certificate of Tenant, signed by the president or a vice president of Tenant, stating that, in Tenant's good faith judgment, the portion of the Leased Premises so damaged or destroyed is sufficient to render the Leased Premises uneconomical for restoration for continued use and occupancy by Tenant or any other tenant to which the Leased Premises might be leased and certifying that Tenant will not restore the Leased Premises for the use to which such Premises was devoted prior to such damage or destruction. The Casualty Offer Amount shall be the greater of (1) the Fair Market Value of the Leased Premises as of the date immediately prior to such casualty or (2) the sum of the Acquisition Cost and any prepayment penalty which may be payable under the Note or Mortgage. Promptly upon the delivery of such notice from Tenant to Landlord, Landlord and Tenant shall commence to determine such Fair Market Value in accordance with the procedure specified in Paragraph 27.

      No rejection of an offer hereunder shall be effective for any purpose unless consented to by Lender. if Landlord shall reject such offer by notice to Tenant, containing the written consent of Lender to such rejections, not later than the twentieth (20th) day prior to the Casualty Termination Date, then upon
(x) payment of all Rent and any other charges due and unpaid under this Lease as of the Casualty Termination Date and (y) compliance by Tenant with all other obligations and liabilities under this Lease which have arisen on or prior to the Casualty Termination Date, this Lease shall terminate on the Casualty Termination Date and Tenant shall immediately vacate and have no further right, title or interest in or to any of the Leased Premises and all further obligations and liabilities of Tenant hereunder shall terminate except for obligations and liabilities under (y) above and under Paragraph 10 hereof and the Net Proceeds shall be retained by Landlord.

      Unless Landlord shall have rejected such offer by the foregoing notice to Tenant not later than the twentieth (20th) day prior to the Casualty Termination Date, Landlord shall be conclusively presumed to have accepted such offer. If such offer is accepted by Landlord, Tenant shall pay to Landlord the Casualty Offer Amount on the Casualty Termination Date and, provided an Event of Default does not then exist hereunder with respect to the Leased Premises, Landlord shall convey to Tenant the Leased Premises in accordance with the provisions of Paragraph 16 and shall assign to Tenant its entire interest in and to the Net Proceeds or any part thereof that has not been received by Landlord and/or deliver to Tenant or credit against the Casualty Offer Amount such

Net Proceeds or any part thereof which shall have been received by Landlord and/or Lender and/or credit against the Casualty Offer Amount such net proceeds or any part thereof which, if payable to Lender under the Mortgage, have not been received by Lender. Any acceptance of such offer by Landlord shall not relieve Tenant of its obligations to pay Rent, and perform all of Tenant's other obligations hereunder, through the date of the closing of the purchase pursuant to the acceptance of such offer.

      Notwithstanding anything to the contrary herein above contained, if Landlord shall have rejected Tenant's offer to purchase the Leased Premises and, on the Casualty Termination Date specified above, Landlord shall not have received the full amount of the Net Proceeds payable by reason of the casualty, the Casualty Termination Date shall automatically be extended to the first Basic Rent Payment Date occurring after receipt by Landlord of the full amount of the Net Proceeds. Such extension shall occur regardless of the reason for Landlord's failure to receive the full amount of the Net Proceeds prior to the originally stated Casualty Termination Date.

      (j) Tenant shall not carry separate insurance concurrent in form or contributing in the event of loss with that required in this Paragraph 14 unless
(i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 14. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies therefor.

      15. Restoration; Reduction of Rent.

      (a) In the event that Net Proceeds or a Net Award are made available by Landlord for the restoration of any of the Land or Improvements, Landlord shall disburse such proceeds or award only in accordance with the following conditions:

            (i) prior to commencement of restoration, the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord, which approval shall not be unreasonably withheld; Landlord shall be provided with mechanics' lien insurance (if available) and, if required by Landlord, acceptable performance and payment bonds which insure satisfactory completion of the restoration, are in an amount and form and have a surety acceptable to Landlord, and name Landlord and Lender as additional dual obligees; and, if permitted by law, appropriate waivers of mechanics' and materialmen's liens shall have been filed;

            (ii) at the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed against any of the Leased Premises and remain undischarged;

            (iii) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (A) satisfactory evidence, including architects' certificates, of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens (if permitted by law),
(C) contractors' and subcontractors' sworn statements as to completed work for which payment is requested, (D) a satisfactory bringdown of title insurance, and
(E) other evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

            (iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

            (v) Landlord may retain ten percent (10%) of the restoration fund until the restoration is fully completed;

            (vi) the restoration fund shall not be commingled with Landlord's other funds and shall be invested in an account which bears interest at the "passbook" rate;

            (vii) at all times the undisbursed balance of the restoration fund held by Landlord shall be not less than the cost of completing the restoration work free and clear of all liens; and

            (viii) such other reasonable conditions as Landlord may impose.

      In addition, prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as reasonably determined by Landlord, exceeds the amount of the Net Proceeds or the Net Award available for such restoration, the amount of such excess (the "Excess Amount") shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the restoration fund. Any sum so added by Tenant which remains in the restoration fund upon completion of restoration shall be refunded to Tenant. If no such refund is required or any sum remains in the restoration fund after such refund, such sum remaining in the restoration fund upon completion of restoration and any refund to Tenant (the "Remaining Sum") shall be retained by Landlord, unless such sum is required to be paid by Landlord to Lender, in which event it shall be paid by Landlord to Lender in accordance with the provisions of the Note and Mortgage. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Proceeds or the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

      In lieu of the requirement in the foregoing paragraph that the Excess Amount be deposited in cash with Landlord, Tenant may give Landlord an unconditional irrevocable letter of credit in the amount of the Excess Amount, with an expiration date acceptable to Landlord, as security for Tenant's obligations to pay reconstruction costs in excess of insurance funds. Such letter of credit may be drawn by Landlord if Tenant does not pay such excess costs.

      (b) In the event that there is a Remaining Sum upon completion of restoration which is paid by Landlord to Lender, as aforesaid, and the debt service payments due under the Note are reduced by virtue of such payment of the Remaining Sum to Lender, then each installment of Basic Rent payable on or after the effective date of such reduction in debt service shall be reduced in the same amount and for the same period as payments are reduced under the Note. In the event that there is a Remaining Sum upon completion of restoration which is retained by Landlord, each installment of Basic Rent payable on or after the Retention Date shall be reduced by a fraction, the denominator of which shall be the total amount of all Basic Rent due from such date to and including the last Basic Rent Payment Date for the then existing Term and the numerator of which shall be the Remaining Sum.

      16. Procedures Upon Purchase.

      (a) In the event of the purchase of any of the Leased Premises by Tenant pursuant to any provision of this Lease, Landlord need not transfer and convey to Tenant or its designee any better title thereto than that which was transferred and conveyed to Landlord, and Tenant shall accept such title, subject, however, to all liens, exceptions and restrictions on, against or relating to the Leased Premises and to all applicable Laws, but free of the lien of and security interest created by the Mortgage and the Assignment and liens, exceptions and restrictions on, against or relating to any of the Leased Premises which have been created by or resulted solely from acts of Landlord, unless the same were created with the consent of Tenant or as a result of a default by Tenant under this Lease or are otherwise the responsibility of the Tenant hereunder. Execution by Tenant of a consent to financing and a nondisturbance agreement pursuant to Paragraph 31 shall not constitute the consent of Tenant to a mortgage or other lien securing such financing for purposes of this Paragraph 16.

      (b) Upon the date fixed for any such purchase of any of the Leased Premises pursuant to any provision of this Lease, Tenant shall pay to Landlord or to any Person to whom Landlord directs payment, at its address set forth above, or at any other place designated by Landlord, the Offer Amount therefor specified herein, in federal or other immediately available funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America, less any credits of the Net Award or Net Proceeds allowed against the Offer Amount pursuant to the provisions of Paragraphs 13(b) or 14(i), and Landlord shall thereupon deliver to Tenant (i) a special warranty deed which describes any of the Leased Premises then being sold to Tenant and conveys and transfers the title thereto which is described in Paragraph 16(a), (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any Net Proceeds or Net Award not yet received by Landlord) then required to be sold by Landlord pursuant to this Lease and (iii) any Net Award or Net Proceeds received by Landlord and/or Lender, not credited to Tenant against the Offer Amount and required to be delivered by Landlord to Tenant pursuant to this Lease. Tenant shall pay all charges incident to such conveyance and transfer, including Landlord's reasonable counsel fees, escrow fees, recording fees, brokerage fees, title insurance or guarantee premiums and all applicable federal, state and local real estate transfer taxes or deed stamps which may be incurred or imposed by reason of such conveyance and transfer and/or by reason of the delivery of said deed and other instruments. Upon the completion of such purchase, but not prior thereto (unless any delay in the completion of or any failure to complete such purchase shall be the sole fault of Landlord in which event Tenant may terminate this Lease as of the date scheduled by Landlord and Tenant for completion of such purchase), Tenant may elect to terminate this Lease and all obligations hereunder (including the obligations to pay Rent) with respect to any of the Leased Premises conveyed to Tenant, except any obligations and liabilities of Tenant, actual or contingent, under this Lease, which (a) arose on or prior to such date of purchase or (b) survive termination of this Lease. In the event that the completion of such purchase shall be delayed other than through the sole fault of Landlord, then the Offer Amount payable by Tenant upon the purchase of any of the Leased Premises pursuant to any provisions of this Lease shall, at Landlord's sole option, be determined as of the actual date of such purchase by Tenant, provided that Tenant shall have paid to Landlord all Rent due and payable hereunder to and including such date. Any prepaid Basic Rent or other prepaid sums paid to Landlord shall be prorated as of the date the purchase is completed, and the prorated unapplied balance shall be deducted from the Offer Amount due to Landlord.

      No apportionment of any Impositions shall be made upon such purchase, Tenant being liable for payment thereof during the Term as Tenant and being liable thereafter as owner.

      (c) In the event of the purchase of any of the Leased Premises by Tenant pursuant to any provision of this Lease, Tenant shall, on the date of the closing of such purchase, pay to Landlord (in addition to payment of the Purchase Price) all Rent and other sums then due and owing by Tenant to Landlord hereunder as of the date of the closing of such purchase. Upon the closing of such purchase, this Lease shall terminate and Tenant shall (except as expressly set forth otherwise herein) be released from its obligations hereunder.

      17. Assignment and Subletting; Subleases. Tenant may not assign this Lease or sublet any of the Leased Premises at any time to any other party without having first obtained the prior written consent of Landlord (which consent will not be unreasonably withheld) except as follows: Landlord's prior written consent shall not be needed to a proposed sublease or assignment of all of the Leased Premises to a subsidiary or affiliate of Tenant as long as Tenant notifies Landlord of sublessee's or assignee's name and address, Tenant furnishes Landlord with a copy of such lease, such sublease complies with the provisions of Paragraph 8(h), and Tenant agrees to remain primarily liable to Landlord for the performance of all of Tenant's obligations hereunder. Notwithstanding the foregoing, if Tenant desires to assign this Lease in connection with a proposed sale of the stock or assets of Tenant or High Voltage, then Tenant shall give notice to Landlord of its intention to assign this Lease on the first Basic Rent Payment Date (the "Assignment Date") which occurs thirty (30) days after the Fair Market Value of the Leased Premises is determined. Such notice shall contain an irrevocable offer of Tenant to purchase the Leased Premises on the Assignment Date for the purchase price (the "Assignment Offer Amount") which shall be greater of (1) the Fair Market Value of the Leased Premises as of the date immediately prior to such notice or (2) the sum of the Acquisition Cost and any prepayment penalty which may be payable under the Note or Mortgage. As used in the foregoing sentence, "Fair Market Value" shall mean the fair market value of the Leased Premises as affected and encumbered by this Lease, assuming that the Term has been extended for all extension periods provided herein. Promptly upon the delivery of such notice from Tenant to Landlord, Landlord and Tenant shall commence to determine such Fair Market Value in accordance with the procedure specified in Paragraph 27.

      No rejection of an offer hereunder shall be effective for any purpose unless consented to by Lender. If Landlord shall reject such offer by notice to Tenant, containing the written consent of Lender to such rejection, not later than the twentieth (20th) day prior to the Assignment Date, or if Landlord approves the proposed assignee, then Tenant shall have the right to assign this Lease to such purchaser, and this Lease shall remain in full force and effect in accordance with its terms.

      Unless Landlord shall have rejected such offer by the foregoing notice to Tenant not later than the twentieth (20th) day prior to the Assignment Date, Landlord shall be conclusively presumed to have accepted such offer. If such offer is accepted by Landlord, Tenant shall pay to Landlord the Assignment Offer Amount on the Assignment Date and, provided an Event of Default does not then exist hereunder with respect to the Leaned Promises, landlord shall convey to Tenant the Leased Promises in accordance with the provisions of Paragraph 16. Any acceptance of such offer by Landlord shall not relieve Tenant of its obligations to pay Rent, and perform all of Tenant's other obligations hereunder, through the date of the closing of the purchase pursuant to the acceptance of such offer.

      If Tenant assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, including obligations, actual or contingent, of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment. Each sublease of any of the Leased Premises shall be subject and subordinate to the provisions of this Lease, No assignment or sublease made an permitted by this Paragraph shall affect or reduce any of the obligations of Tenant hereunder; and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, an if no assignment or sublease had been made. Notwithstanding the foregoing, however, if Tenant is permitted to assign this Lease, pursuant to the provisions of this Paragraph 17 in connection with the sale of stock or assets of Tenant, all of the liabilities and obligations of Tenant hereunder (other than those obligations and liabilities arising (Irrespective of when any claim shall be made) prior to the date of such assignment (for which Tenant shall remain liable)) shall cease and terminate as of the date of such assignment.

      No assignment or sublease shall impose any obligations on Landlord under this Lease. Tenant shall, within ton (10) days after the execution and delivery of any such assignment consented to by Landlord, deliver a duplicate original copy thereof in recordable form to Landlord, and within ten (10) days after the execution and delivery of any such sublease consented to by Landlord, Tenant shall deliver a duplicate original copy thereof to Landlord.

      Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right immediately or at any time thereafter to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leaned Promises, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default but only so long as it is continuing.

      Tenant shall not mortgage or pledge this Lease, and any such mortgage or pledge made in violation of this Paragraph shall be void.

      (c)

      [Paragraph intentionally omitted]

      18. Permitted Contests. Tenant shall not be required to (a) pay any Imposition, (b) comply with any Legal Requirement, (c) discharge or remove any lien referred to in Paragraph 9 or 12, or (d) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 11(b), so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (i) the collection of, or other realization upon, the Imposition, lien or claim so contested, (ii) the sale, forfeiture or loss of any of ' the Leased Premises or any Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such encroachment, violation, hindrance, obstruction or impairment, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, and (v) the cancellation of any fire or other insurance policy. Tenant shall provide Landlord security which is satisfactory, in the reasonable opinion of Landlord, to assure the timely payment, compliance, discharge, removal and/or other action, including all costs, reasonable attorneys' fees, interest and penalties that may be or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 18 are pending and the required security is held by Landlord, Landlord shall not have the right to pay, remove or cause to be discharged the Imposition, lien or claim thereby being contested. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant shall, so long as the conditions of the first sentence of this Paragraph are at all times complied with, have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay, and save Landlord harmless against, any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil or criminal liability.

      19. Conditional Limitations; Default Provision.

      (a) The occurrence of any one or more of the following (after the giving of notice, if required, and the expiration of any applicable grace period, as provided in subparagraph (f) of this paragraph 19) shall constitute an "Event of Default" under this Lease: (i) a failure by Tenant to make (regardless, to the extent permitted by law, of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the provisions of this Lease) any payment of Rent or other sum herein required to be paid by Tenant within any applicable grace period;

(ii) a failure by Tenant duly to perform and observe, or a violation or breach of (A) any covenant or agreement relating to occupation and use of the Leased Premises contained in Paragraph 4 hereof; (B) any covenant or agreement prohibiting termination, rescission or avoidance of this Lease as contained in subparagraph (c) of Section 7 hereof; (C) any covenant or agreement relating to the payment or discharge of Impositions contained in subparagraph (a) of Paragraph 8 hereof; (D) any covenant or agreement relating to any Escrow Payment contained in subparagraph (b) of Paragraph 8 hereof; (E) any provision of the Legal Requirements, subject to the provisions of Paragraph 18 hereof; (F) any covenant or agreement contained in subparagraphs (c), (d), (e), (f), (g) or (h) of Paragraph 8 hereof; (G) any covenant or agreement relating to liens, recording and title as contained in Paragraph 9 hereof; (H) any covenant or agreement relating to indemnification as contained in Paragraph 10 hereof; (1) any covenant or agreement relating to (1) Tenant's duty to maintain and/or repair the Leased Premises and/or the Adjoining Property, or (2) Tenant's duty to replace Equipment, as contained in Paragraph 11 hereof; (J) any covenant or agreement relating to the making of Alterations or the construction of additional Improvements as contained in Paragraph 12 hereof; (K) any covenant or agreement relating to condemnation as contained in Paragraph 13 hereof; (L) any covenant or agreement to provide or maintain any insurance required pursuant to Paragraph 14 hereof or relating to casualty as contained in Paragraph 14 hereof. The insurance coverages in effect on the date hereof comply with the requirements of the Lease, and evidence thereof has been received by Landlord from Tenant. Such coverages will constitute acceptable insurance coverages during the Term, and no Event of Default for failure to maintain insurance required hereunder shall occur, so long as (a) such coverages are kept in effect after the date hereof and (b) the Lender (as defined in Paragraph 2 hereof) accepts such coverages as satisfying the insurance requirements under the Mortgage (as defined in Paragraph 2 hereof); (M) any covenant or agreement relating to restoration as contained in Paragraph 15 hereof; (N) any covenant or agreement relating to the purchase of the Leased Premises as contained in Paragraph 16 hereof; (0) any covenant or agreement relating to assignment of this Lease or the subletting of the Leased Premises (or any portion thereof) as contained in Paragraph 17 hereof; (P) any covenant or agreement relating to permitted contests as contained in Paragraph 18 hereof; (Q) the covenant to pay fees, costs and expenses as contained in Paragraph 20 hereof; (R) the agreement to provide estoppel certificates as contained in Paragraph 22 hereof; (S) the failure to surrender the Leased Premises in accordance with Paragraph 23 hereof;
(T) any covenant or agreement relating to Tenant's records and books of account contained in Paragraph 26 hereof; (U) any covenant or agreement relating to Tenant's option to purchase the Leased Premises pursuant to Paragraph 28 hereof; (V) any covenant or agreement set forth in subparagraph (b) of Paragraph 29 hereof relating to financing; or (W) any failure of Tenant to execute any agreement required by a Lender pursuant to Paragraph 31 hereof; (iii) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto or thereto proves to be incorrect, now or hereafter, in any material respect and has a material adverse effect on Tenant's ability to meet Tenant's monetary obligations hereunder; (iv) the breach of any covenant incorporated by reference on Exhibit "E" attached hereto which breach has a material adverse effect on Tenant's ability to meet Tenant's monetary obligations hereunder; (v) a final judgment or judgments for the payment of money in excess of Five Hundred Thousand Dollars ($500,000.00) in the aggregate shall be rendered against Tenant, same shall remain undischarged for a period of ninety (90) consecutive days and same shall have a material adverse effect on Tenant's ability to meet Tenant's monetary obligations hereunder; (vi) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature; (vii) a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain in force, undischarged or unstayed, ninety (90) days after it is entered; (viii) any Improvement is substantially damaged or destroyed by an uninsured casualty and Tenant fails to commence promptly thereafter to restore the Leased Premises to the extent and in the manner required herein or fails to proceed actively, diligently and in good faith with such restoration and to continue such restoration until the Leased Premises have been restored to the extent and in the manner required herein; (ix) substantially all of the Leased Premises shall have been abandoned for a period in excess of one year and, prior to expiration of such one year period, Tenant fails to adequately secure the abandoned premises or fails to provide Landlord with evidence that Tenant is seeking a substitute lessee; (x) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; (xi) the estate or interest of Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding involving a judgment against Tenant in excess of $500,000.00 and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after it is made and which proceeding has a material adverse effect on Tenant's ability to meet Tenant's monetary obligations hereunder; (xii) [Intentionally omitted]; or (xiii) an Event of Default (as defined in the Pennsylvania Lease) shall occur under the Pennsylvania Lease.

      (b) If an Event of Default shall have occurred and be continuing, Landlord shall have the right at its option, then or at any time thereafter, to elect as its sole and exclusive remedy (in addition to rights granted under Paragraph 20 and in addition to Landlord's rights to collect reasonable costs and attorneys' fees for enforcement of its rights hereunder) one and, only one of the following without demand upon or notice to Tenant (except as otherwise provided in subparagraph (f) of this Paragraph 19), it being understood that the remedy elected by Landlord from the following three remedies shall (except as set forth in Paragraph 19(b)(iii)) be the only remedy to which Landlord is entitled under this Paragraph 19(b):

            (i) Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice. Upon the date therein specified, the Term, the estate hereby granted and all rights of Tenant hereunder, shall expire and terminate as if such date were the date hereinbefore fixed for the expiration of the then Term (without any extension).

      Tenant shall surrender and deliver possession of the Leased Premises and Landlord may re-enter and repossess any of the Leased Premises, with or without legal process, by peaceably entering the Leased Premises and changing locks or by summary proceedings, ejectment or any other lawful means or procedure. Upon or at any time after taking possession of any of the Leased Premises, Landlord may, by peaceable means or legal process, remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal.

      After repossession of any of the Leased Premises, Landlord shall have the right (but, to the extent permitted by law, shall be under no obligation) to relet any of the Leased Premises to such tenant or tenants, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term), for such rent, on such conditions (which may include commercially reasonable concessions or free rent) and for such uses as Landlord, in its sole and absolute discretion, may determine; and Landlord may collect and receive any rents payable by reason of such reletting (the "Reletting Revenues"). Landlord shall have no duty to mitigate damages (except to the extent required by law) and shall not be responsible or liable for any failure to relet any of the Leased Premises or for any failure to collect any rent due upon any such reletting. Landlord may make such Alterations as Landlord may deem reasonably necessary. Tenant agrees to pay Landlord immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession, in performing Alterations and in reletting any of the Leased Premises, including reasonable fees and commissions of attorneys, architects, agents and brokers (the "Reletting Expenses"). Tenant's liability under this Paragraph 19(b)(i) shall be limited to payment of Rent for the remainder of the then Term (without any extension) payable as Rent comes due, plus payment of the Reletting Expenses (unless otherwise payable as Rent) minus the reletting Revenues.

            (ii) Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice. Upon the date therein specified, the Term, the estate hereby granted and all rights of Tenant hereunder, shall expire and terminate as if such date were the date hereinbefore fixed for the expiration of the then Term (without any extension).

      Tenant shall surrender and deliver possession of the Leased Premises and Landlord may re-enter and repossess any of the Leased Premises, with or without legal process, by peaceably entering the Leased Premises and changing locks or by summary proceedings, ejectment or any other lawful means or procedure. Upon or at any time after taking possession of any of the Leased Premises, Landlord may, by peaceable means or legal process, remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal.

      Landlord may, upon written demand to Tenant, recover from Tenant, and Tenant shall pay to Landlord, as and for liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), by an amount equal to the present value of the excess, if any, of (A) all Rent from the date of such demand to the date on which the then Term (without any extension) is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then fair market rental value of the Leased Premises for the same period (to be determined by agreement of the parties or by an appraisal following the same conditions and procedures set forth in Paragraph 27 for determination of Fair Market Value as if references in Paragraph 27 to

"Fair Market Value" were references to "fair market rental value of the Leased Premises" as used herein). In addition, Tenant shall pay to Landlord, upon demand, all reasonable expenses incurred by Landlord in obtaining possession. The present value of such excess shall be determined by discounting the Rent and such fair market rental value at the rate per annum which is the lower of the then Prime Rate at the time of Landlord's notice to Tenant or eight percent (8%) per annum. If any Law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such Law.

            (iii) Landlord may, upon notice to Tenant, require Tenant to make an irrevocable offer to purchase for the purchase price (the "Default Offer Amount") specified in the next sentence the entire Leased Premises. The Default Offer Amount shall be an amount equal to the higher of (a) the sum of the Acquisition Cost of the Leased Premises and any prepayment penalty which may be payable under the Note or Mortgage or (b) the Fair Market Value of the Leased Premises. Upon such notice by Landlord to Tenant, Tenant shall be deemed to have made such offer, and the Fair Market Value of the Leased Premises shall (except as set forth herein) be determined in accordance with the procedure set forth in Paragraph 27 hereof. Within thirty (30) days after such determination of the Fair Market Value, Landlord shall accept or reject such offer. If Landlord accepts such offer, then, on the tenth (10th) business day after such acceptance, Tenant shall pay to Landlord the Default Offer Amount and purchase the Leased Premises in accordance with Paragraph 16. Any acceptance of such offer by Landlord shall not relieve Tenant of its obligations to pay Rent, and perform all of Tenant's other obligations hereunder, through the date of the closing of the purchase pursuant to the acceptance of such offer. Any rejection by Landlord of such offer shall have no effect on any other provision of this Lease and shall allow Landlord to select, as its remedy under this Paragraph 19(b), either one of the remedies specified in Paragraph 19(b)(i) or 19(b)(ii).

      (c) [Intentionally omitted]

      (d) The words "enter," "re-enter," or "re-entry," as used in this Paragraph 19 are not restricted to their technical meaning.

      (e) WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD HEREUNDER, TENANT WAIVES ANY RIGHT TO A TRIAL BY JURY.

      (f) Except as otherwise hereinafter in this Paragraph 19(f) provided, before an Event of Default shall exist under this Paragraph 19, Landlord shall have given Tenant notice thereof and Tenant shall have failed to cure the default within the applicable grace period stated below.

      If the default consists of the failure to pay Rent, the applicable grace period shall be seven (7) days from the date such Rent is due and payable; no notice of an Event of Default need be given by Landlord to Tenant in such instances.

      If the default consists of the failure to pay any sum required to be paid by Tenant under this Lease other than Rent, the applicable grace period shall be five (5) days from the date on which notice is given, but Landlord shall not be obligated to give notice of, or allow any grace period for, any such default more than twice within any twelve (12) month period. If the default is a default under clause (iv) of subparagraph (a) of this Paragraph 19, the applicable grace period shall be five (5) days following written notice from Landlord to Tenant. If the default consists of the failure to provide any insurance required pursuant to Paragraph 14, the applicable grace period shall be ten (10) days from the date on which the notice is given, but Landlord shall not be obligated to give notice of, or allow any grace period for, any such default more than twice within any twelve (12) month period. If the default consists of something other than the failure to provide any such insurance, the applicable grace period shall be twenty (20) days from the date on which the notice is given or, if the default cannot be cured within the said twenty (20) day period and delay in the exercise of a remedy would not cause any material adverse harm to Landlord or any of the Leased Premises, the grace period shall be extended for the period required to cure the default, provided that Tenant shall commence to cure the default within the said twenty-day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured and provided further that, if the default has occurred under clause (xii) of subparagraph (a) of this Paragraph 19, the applicable governmental authorities or agencies have approved such extension. However, no notice or grace period shall be required in any one or more of the following events: the occurrence of a default under clause (iii), (v), (vi),
(vii), (xi) or (xiii) of subparagraph (a) of this Paragraph 19.

      20.   Additional Rights of Landlord.

      (a) Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder, whether as agent for Tenant or otherwise; and the cost thereof shall be Additional Rent hereunder and shall be paid by Tenant to Landlord, together with interest thereon at the Default Rate from the date such cost is incurred until it shall be fully paid by Tenant, immediately upon demand. Time is of the essence in the performance of Tenant's obligations under this Lease. No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any Rent or other sum due hereunder with knowledge of the breach of any provision contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in a writing signed by Landlord. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable Law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

      (b) To the extent permitted by law, Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds,
(i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

      (c) Tenant shall pay to Landlord, as Additional Rent, all the expenses incurred by Landlord in connection with any Event of Default or the exercise of any remedy by reason of an Event of Default or otherwise in connection with the enforcement of this Lease, including reasonable attorneys' fees and expenses. If Landlord shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or any of the Leased Premises, then, at the option of Landlord, Tenant, at its expense, shall provide Landlord with counsel approved by Landlord and, in any event, Tenant shall pay all costs and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation.

      Tenant shall also pay all of Landlord's reasonable attorneys' fees, costs and expenses incurred in the preparation, negotiation, execution and delivery of this Lease or any document (including any amendment or supplement hereto) prepared, executed or delivered by Landlord after the date hereof in connection herewith.

      21. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given for all purposes when delivered in person or by Federal Express or other 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated above. For the purposes of this Paragraph, any party may substitute its address by giving fifteen (15) days' notice to the other party, in the manner provided above.

      22. Estoppel Certificate. Tenant shall, at any time and from time to time, upon not less than ten (10) days' prior written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing, executed by the president or a vice president of Tenant, certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications), (b) the dates to which Basic Rent, Additional Rent and all other sums payable hereunder have been paid, (c) that, to the knowledge of the signer of such certificate, no default by either Landlord or Tenant exists hereunder or specifying each such default of which the signer may have knowledge, and (d) that, to the knowledge of the signer of such certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant or, if any such proceedings are pending or threatened to said signer's knowledge, specifying and describing the same. Any such statements by Tenant may be relied upon by Lender, Landlord or their assignees or by any prospective purchaser or mortgagee of the Leased Premises. Any certificate required under this Paragraph 22 shall (i) state briefly the nature and scope of the examination or investigation upon which the statements contained in such certificate are based,
(ii) state that, in the opinion of each person signing such certificate, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to the subject matter of such certificate, and
(iii) certify to the correctness of the statements contained therein.

      23. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises (except for any portion thereof with respect to which this Lease has previously terminated) to Landlord in the same condition in which the

Leased Premises were originally received from Landlord at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear and damage by casualty loss (if and to the extent Tenant is not required to repair any such casualty loss damage hereunder). Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination all property which is owned by Tenant or third parties other than Landlord and Tenant; and Tenant, at its expense, shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Property not so removed shall become the property of Landlord; Landlord may thereafter cause such property to be removed from the Leased Premises; and the cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord upon the expiration or earlier termination of this Lease.

      24. Risk of Loss. Except to the extent otherwise expressly provided herein, the risk of loss or of decrease in the enjoyment and beneficial use of any of the Leased Premises in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosure, attachments, levies or executions, is assumed by Tenant, and Landlord shall in no event be answerable or accountable therefor. Except as otherwise specifically provided in this Lease, none of the events mentioned in this Paragraph shall entitle Tenant to any abatement of Rent.

      25. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created by this Lease or any part thereof or interest therein or any interest of Tenant in this Lease, and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership; and no such merger shall occur unless and until all Persons having any interest in (i) this Lease as Tenant or the leasehold estate created by this Lease and (ii) this Lease as Landlord or the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

      26. Books and Records. Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and with respect to the Leased Promises, in accordance with generally accepted accounting principles consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable notice to Tenant to visit and inspect the Leased Premises and examine (and make copies of) the records and books of account relating to the Leased Premises and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord.

      Tenant shall deliver to Landlord and to Lender within one hundred (100) days of the close of each fiscal year annual audited financial statements of Tenant prepared by nationally recognized independent certified public accountants. Tenant shall also furnish to Landlord all quarterly reports of Tenant, certified by Tenant's chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements of Tenant shall be prepared in accordance with generally accepted accounting principles consistently applied and the annual statements hereinabove referred to shall be accompanied by an unqualified opinion of said accountants and by the affidavit of the president or a vice president of Tenant, dated within five (5) days of the delivery of such statement, (a) stating that the affiant knows of no Event of Default or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder, or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (b) except as otherwise specified, stating that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

      27. Determination of Value.

      (a) Whenever a determination of Fair Market Value is required pursuant to any provision of this Lease, such Fair Market Value shall be determined in accordance with the following procedure:

            (i) Landlord and Tenant shall endeavor to agree upon such Fair Market Value within thirty (30) days after the date (the "Applicable Initial Date") on which (A) Tenant provides Landlord with notice of its intention not to extend or to terminate this Lease pursuant to Paragraph 13(b) or Paragraph 14(i), (B) Tenant provides Landlord with notice of Tenant's intention to purchase the Leased Premises pursuant to

Paragraph 28, (C) Landlord provides Tenant with notice of Landlord's intention to require Tenant to make an offer to purchase the Leased Premises pursuant to Paragraph 19(b)(v) hereof, as applicable. Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Value.

            (ii) If the parties shall not have signed such agreement setting forth the amount of such agreed Fair Market Value within thirty (30) days after the Applicable Initial Date, Tenant shall within fifty (50) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser. Within twenty (20) days thereafter, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser. The appraiser selected by Tenant and the appraiser selected by Landlord shall endeavor to agree upon the Fair Market Value of the Leased Premises, based on a Fair Market Appraisal made by each of them as of the date specified in the particular provision of this Lease (the "Applicable Provision") pursuant to which the determination of Fair Market Value in being made. If the said two appraisers shall agree upon such Fair Market Value, the amount of such Fair Market Value as agreed to by the said two appraisers shall be binding and conclusive.

            (iii) If the appraiser selected by Tenant and the appraiser selected by Landlord shall be unable to agree upon such Fair Market Value within twenty
(20) days after the selection of an appraiser by Landlord, then the said two appraisers shall select a third appraiser to make the determination of such Fair Market Value and the determination of such third appraiser shall be binding and conclusive upon Landlord and Tenant.

            (iv) In the event the appraiser selected by Tenant and the appraiser selected by Landlord shall be unable to agree upon the designation of a third appraiser within ten (10) days after the expiration of the twenty (20) day period referred to in clause (iii) above or in the event the third appraiser so selected does not make a determination of the Fair Market Value of the Leased Promises, within twenty (20) days after the selection, then such third appraiser or a substituted third appraiser, am applicable, shall, at the request of either party hereto, be appointed by the President or Chairman of the American Arbitration Association in Boston, Massachusetts. The determination of Fair Market value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment. Fair Market Value shall be the average of the determination of Fair Market Value made by the third appraiser and the determination of Fair Market Value made by the appraiser whose determination of Fair Market Value is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant.

            (v) All appraisers selected or appointed pursuant to this Paragraph 27(a) shall be independent qualified appraisers. Such appraisers shall have no right, power or authority to alter or modify the provisions of this Lease and in determining the fair Market Value of the Leased Promises, such appraisers shall utilize the definition of Fair Market Value hereinabove not forth above.

      (b) The cost of the procedure described in Paragraph 27(a) above shall be borne entirely by Tenant in the case of a purchase pursuant to Paragraph 19(b)(iii). In all other cases Landlord shall pay the fees and costs of the appraiser appointed by Landlord, Tenant shall pay fees and costs of the appraiser appointed by Tenant, and the fees and costs of the third appraiser (and of the American Arbitration Association, if applicable), shall be split evenly between the parties.

      (c) If, by virtue of any delay in the appointment of a third appraiser pursuant to Paragraph 27(a)(iv) above or of any delay by such appointed third appraiser to determine such Fair Market Value, the Fair Market Value of the Leased Premises is not determined by such appointed third appraiser within one hundred forty (140) days after the Applicable Initial Date, then the date (the "Applicable Final Date") on which the Leased Premises would otherwise be sold to Tenant or on which this Lease would otherwise terminate, as specified in the Applicable Provision, shall be extended the same number of days (the "Delay Period") by which the total period so required for the binding and conclusive determination of Fair Market Value exceeds one hundred forty (140) days and all relevant defined terms used in the Applicable Provision shall be deemed amended accordingly, anything to the contrary in the Applicable Provision notwithstanding. In addition, any time period which is afforded Landlord under the Applicable Provision within which to accept or reject an offer by Tenant shall likewise be extended by the number of days equal to the Delay Period.

      28. Option to Purchase. Landlord does hereby give and grant to Tenant the option to purchase the entire Leased Premises on any date (the "Option Purchase Date") between the tenth (10th) and eleventh (11th) anniversary of the date hereof which is mutually agreeable to Landlord and Tenant upon payment of the Purchase Price (as defined in the third paragraph of this Paragraph 28) together with any applicable prepayment fee or premium. Tenant may exercise its option to purchase the Leased

Premises by giving Landlord written notice of Tenant's intention to purchase the Leased Premises no later than one hundred eighty (180) days prior to the tenth
(10th) anniversary of the date hereof.

      If Tenant shall exercise the foregoing option to purchase the Leased Premises, the title closing shall take place on the Option Purchase Date, except that if such date is not a business day then the said title closing shall take place on the first business day following such date. All of the terms, covenants and provisions contained in Paragraph 16 hereof shall apply to the sale and conveyance of the Leased Premises pursuant to this Paragraph 28. If this Lease shall terminate for any reason prior to the date originally fixed herein for the expiration of the Term or if Tenant shall fail to give either the aforesaid notice of intention to purchase, time being of the essence, the option provided in this Paragraph 28 and any exercise thereof by Tenant shall cease and terminate and shall be null and void. If an Event of Default has occurred or is continuing at the time of the title closing, Landlord may, at Landlord's option, terminate Tenant's obligation to purchase the Leased Premises pursuant to this Paragraph.

      The purchase price to be paid by Tenant to Landlord upon the sale and conveyance of the entire Leased Premises pursuant to this Paragraph 28 (the "Purchase Price") shall be the greater of (a) the Fair Market Value of the Leased Premises as of the Option Purchase Date or (b) the sum of the Acquisition Cost and any prepayment penalty which may be payable under the Note or Mortgage. As used in the foregoing sentence, "Fair Market Value" shall mean the fair marked value of the Leased Premises as affected and encumbered by this Lease, assuming that the Term has been extended for all extension period provided herein. Promptly after receipt by Landlord of Tenant's said notice of intention to purchase, the parties shall commence to determine the Fair Market Value of the entire Leased Premises in accordance with the procedure specified in Paragraph 27.

      Notwithstanding the foregoing, Tenant shall not have the right to exercise its option to purchase the Leased Premises pursuant to this Paragraph 28, or to thereafter purchase the Leased Premises, unless Datcon Instrument Company simultaneously exercises its option to purchase, and thereafter simultaneously purchases, the premises covered by the Pennsylvania Lease as set. forth in such Pennsylvania Lease.

      29. Financing.

      (a) Tenant shall pay, within three (3) business days of written demand therefor, any cost, charge or expense, including reasonable legal fees of Lender's counsel, (other than the principal of the Note and interest thereon at the contract rate of interest specified therein) imposed upon Landlord by Lender pursuant to the Note, the Mortgage or the Assignment which is not caused solely by the gross negligence or willful misconduct of Landlord and which is not otherwise reimbursed by Tenant to Landlord pursuant to any other provision of this Lease (except that Tenant shall not be liable for payment of any refinancing costs, including prepayment penalties, unless otherwise provided herein).

      (b) In the event that Landlord desires to obtain a Loan (as described in clause (b) of the definition of "Loan" appearing in Paragraph 2 of this Lease) to be secured by any of the Leased Premises, Tenant shall negotiate in good faith with Landlord concerning any request made by the proposed Lender for changes or modifications in this Lease but Tenant shall not be obligated to agree to any requested change which would have a material adverse effect upon Tenant. Tenant shall not unreasonably withhold or delay its consent to such financing if requested by Landlord or Lender, and Tenant shall provide any other consent or statement and shall execute any and all other documents that any proposed mortgagee requires in connection with such financing, so long as the same do not materially adversely affect any right, benefit or privilege of Tenant under this Lease or materially increase Tenant's obligations under this Lease. Landlord will not place any mortgage on the Leased Premises except a mortgage which secures a Loan as defined herein or which Tenant has otherwise consented to in writing.

      (c) Tenant shall have the right, at Tenant's sole cost and expense, to cause Landlord to purchase an interest rate swap or cap in order to hedge against interest rate increases in the interest component of Non-Equity Rent.

      30. Non-Recourse as to-Landlord. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease (except as otherwise set forth in the second paragraph of this Paragraph 30) shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (a) Landlord, (b) any director, officer, general partner, limited partner, employee or agent of Landlord or any general partner of Landlord (or any legal representative, heir, estate, successor or assign of any thereof), (c) any predecessor or successor partnership or corporation (or other entity) of Landlord, either directly or through Landlord or its general partners or any predecessor or successor partnership or corporation (or other entity) of Landlord, or (d) any other person or entity (including Eighth Carey Corporate Property, Inc., W. P. Carey & Co., Inc., Carey Corporate

Property Management, Inc., Clark & Pendleton Realty Corp. or any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof).

      Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord hereunder for Landlord's wrongful diversion or retention of condemnation award proceeds or insurance proceeds shall be enforced only against the assets of the Landlord and not against any other assets, properties or funds of (a) any director, officer, general partner, limited partner, employee or agent of Landlord or any general partner of Landlord (or any legal representative, heir, estate, successor or assign of any thereof), (b) any predecessor partnership or corporation (or other entity) of Landlord, either directly or through Landlord or its general partners or any predecessor partnership or corporation (or other entity) of Landlord, or (c) any other person or entity (including Eighth Carey Corporate Property, Inc., W. P. Carey & Co., Inc., Carey Corporate Property Management, Inc., Clark & Pendleton Realty Corp. or any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof).

      31. Subordination. Tenant agrees that this Lease and Tenant's interest hereunder shall be subordinate to any mortgage, deed of trust, and/or other security instrument hereafter placed upon the Leased Premises by the Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof provided that any such instrument (or separate instrument in recordable form duly executed by the holder of any such mortgage, deed of trust or security instrument and delivered to Tenant) shall provide for the recognition of this Lease and all Tenant's rights hereunder until such time as Landlord shall have the right to terminate this Lease pursuant to any applicable provisions hereof. Landlord has assigned (or will assign) its rights under this Lease to Lender pursuant to the Assignment and Mortgage, as more particularly described in the Assignment and Mortgage.

      32. Miscellaneous. The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease. As used in this Lease, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "including" shall mean "including but not limited to"; (b) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (c) 'lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (d) obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (e) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (f) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (g) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; (h) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein"; and (i) "any of the Adjoining Property" shall mean "the Adjoining Property or any part thereof or interest therein". Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Any act which Tenant is required to perform under this Lease shall be performed at Tenant's sole cost and expense. Each appointment of Landlord as attorney-in-fact for Tenant under this Lease is irrevocable and coupled with an interest. Except as otherwise specifically provided herein Landlord has the right to refuse to grant its consent in its sole and absolute discretion whenever such consent is required under this Lease and is not required to give any reason for any such refusal. Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses. This Lease and any documents which may be executed by Tenant on or about the effective date hereof at Landlord's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought. The covenants of this Lease shall run with the land and bind Tenant, the heirs, distributees, personal representatives, successors and assigns of Tenant, and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns. In the event there is more than one Tenant, the obligations of each shall be joint and several. In the event any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Lease shall be governed by and construed according to the Laws of the State.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                              LANDLORD:


                              CORPORATE PROPERTY ASSOCIATES 8, L.P.,
                              a DELAWARE LIMITED PARTNERSHIP

                              By Eighth Carey Corporate Property,
                              Inc., a General Partner

                                    By: /s/ H. Cabot Lodge
                                       ----------------------------------
                                       Name:  H. Cabot Lodge
                                       Title: Senior Vice President

(Corporate Seal)              Attest: /s/ Margaret A. Mattson
                                     ------------------------------------
                                     Name:  Margaret A. Mattson
                                     Title: Assistant Secretary

                              TENANT:

                              HIGH VOLTAGE ENGINEERING
                                  CORPORATION,
                              a Massachusetts corporation


                              By: /s/ Mark A. Horwitch
                                 ----------------------------------------
                                 Name:  Mark A. Horwitch
                                 Title: Vice President

(Corporate Seal)              Attest: /s/ Gideon Argoy
                                     ------------------------------------
                                     Name:  Gideon Argoy
                                     Title: Assistant Secretary

                                    PARCEL II

      A certain parcel of land in Sterling, Massachusetts situated on the northerly side of Pratts Junction Road and the easterly side of Legate Hill Road, bounded and described as follows:

      BEGINNING at a drill hole set in a stone wall at the intersection of the Easterly side of Legate Hill Road and the Northerly side of Pratts Junction Road, which point is the Southwesterly corner of the lot to be conveyed;

      THENCE N. 19(Degree)23'29"W., Fifteen and 83/100 (15.83) feet to a drill hole in a stone wall;

      THENCE N. 6(Degree)01'13"E., Seventy and 80/100 (70.80) feet to a drill hole in a stone wall;

      THENCE N. 22(Degree)27'41"E., Three Hundred Thirty-nine and 55/100 (339.55) feet to a drill hole in a stone wall;

      THENCE N. 24(Degree)07'23"E., One Hundred Eight and 06/100 (108.06) feet;

      THENCE N. 15(Degree)36'11"E., One Hundred Twenty-six and 82/100 (126.82) feet to a stone wall;

      THENCE N. 13(Degree)49'48"E., One Hundred Twenty-three and 80/100 (123.80) feet to a drill hole in a stone wall; thence by said wall 35.17 feet to a drill hole;

      All the above described courses running by the Easterly line of Legate Hill Road.

      THENCE S. 58(Degree)27'26"E., Six Hundred Thirty-four and 40/100 (634.40) feet to a concrete bound;

      THENCE S. 29(Degree)01'55"W. , Seven Hundred Seventy and 00/100 (770.00) feet to a concrete bound in the Northerly line of Pratts Junction Road;

      The last two (2) courses running by lot 2 shown on plan hereinafter mentioned.

      THENCE N. 60(Degree)58'05"W. , by the Northerly line of Pratts Junction Road, Four Hundred Seventy-six and 52/100 (476.52) feet to the point of beginning.

      The above described premises are shown as Lot No. 1, containing Ten (10.00) acres on plan entitled "Land in Sterling & Leominster, Mass., surveyed for Maurice G. & Beverly Poulin, Scale l" - 100' . July, 1972, Charles A. Perkins Co., Inc., Civil Engineers & Surveyors, Clinton Massachusetts Plan No. 3670, recorded with Worcester District Registry of Deeds in Plan Book 367, Plan No. 82.

      Being the same premises conveyed to High Voltage Engineering Corporation by deed of Albany International Corp. dated December 12, 1983 and recorded in said Deeds at Book 8027, Page 195.

                                    EXHIBIT A

      Two certain parcels of 'land with the buildings thereon situated in Sterling, Worcester County, Massachusetts, more particularly bounded and described as follows:

      PARCEL I

      BEGINNING at a point in the Northeasterly side of Pratts Junction Road at the junction of the most Southwesterly corner of the land herein to be conveyed and land now or formerly of Lextel Corp., as shown on plan hereinafter mentioned;

      THENCE N. 29(Degree)01'55"E., Seven Hundred Seventy and 00/100 (770.00) feet to a found concrete bound at land now or formerly of Maurice G. and Beverly Poulin;

      THENCE by land now or formerly of said Poulin, S. 58(Degree)27'26"E. , One Hundred Fifty-Six and 76/100 (156.76) feet to a point;

      THENCE S. 0(Degree)19'57"W., One Hundred Forty-Three and 53/100 (143.53) feet to a found concrete bound;

      THENCE S. 60(Degree)57'05"E., Two Hundred Twenty-Five and 00/100 (225.00) feet to an iron pin;

      THENCE S.29(Degree)01'55"W., Six Hundred Thirty-Seven and 17/100 (637.17) feet to a concrete bound in the Northeasterly side of Pratts Junction Road;

      The last three (3) courses running by land now or formerly of New England Power Company;

      THENCE N.60(Degree)58'05"W., by the Northwesterly side of Pratts Junction Road, Four Hundred Fifty and 53/100 (450.53) feet to the point of beginning.

      The above described premises contain 7.16 acres and are shown on a Plan of Land in Sterling, Mass., surveyed for Maurice G. & Beverly

Poulin, Scale: 1" = 100', dated June 1974, drawn by Charles A. Perkins Co., Inc., Civil Engineers & Surveyors, Clinton Mass., Plan No. S-3057, recorded with Worcester District Registry of Deeds in Plan Book 400, Plan No. 54.

      Being the same premises conveyed to Carbolon Corp. by deed of Fred J. Kirk and recorded in said Deeds at Book 6023, Page 234. For title see Certificate of Merger at Book 7651, Page 275.

                                   EXHIBIT "B"

                             MACHINERY AND EQUIPMENT

      All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed to or attached to any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, power, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators and garage units, but excluding all personal property and all trade fixtures, machinery, office, manufacturing and warehouse equipment which are not necessary to the operation, as buildings, of the buildings which constitute part of the Leased Premises.

      Specifically included with the Leased Premises are four electrical generators and two 10,000 gallon capacity fuel storage tanks located in the generator building.

                                   EXHIBIT "C"

                            PERMITTED ENCUMBRANCES

      Those exceptions to title contained in the title policy issued to Landlord pursuant to Lawyers Title Insurance Corporation commitment no.
88-2108 (agent: Myrna Weiner).

                                   EXHIBIT "D"

                               BASIC RENT PAYMENTS

      1. Basic Rent. Subject to the adjustments provided for in Paragraphs 2, 3, 4 and 5 below, Basic Rent shall be payable monthly in advance on each Basic Rent Payment Date.

            As used herein, the following terms shall have the following meanings:

      "Basic Rent" shall mean, for each month prior to the 10th anniversary of the First Full Basic Rent Payment Date (as defined hereinafter), the sum of (i) Equity Rent for such month and (ii) Non-Equity Rent for such month. For the month commencing with the 10th anniversary of the First Full Basic Rent Payment Date, Basic Rent shall mean the sum of (i) Equity Rent for such month and (ii) the sum of Non-Equity Rent payable during the immediately preceding thirty-six months divided by thirty six; for each month thereafter, Basic Rent shall mean the Basic Rent payable during the month commencing with the 10th anniversary of the First Full Basic Rent Payment Date hereof (as calculated in the immediately preceding clause), subject to the adjustments described in paragraphs 2, 3, 4 and 5 below.

      "Equity Rent" shall, for any given month, equal $27,639, subject to the adjustments set forth in paragraphs 2, 3, 4 and 5 below; provided, however, that if there is no Non-Equity Rent in any given month because there is no Loan, then the Equity Rent for such month (and all successive months) shall be $27,639 plus the Non-Equity Rent in effect for the immediately preceding month, subject to the adjustments set forth in paragraphs 2, 3, 4 and 5 below.

      "Non-Equity Rent" shall, for any given month, equal the payments (principal and/or interest) required to be made by Landlord during such month to the Lender pursuant to the Loan; provided, however, that if a payment during a given month is required to be made to Lender as a result of an acceleration of the Loan, then the Non-Equity Rent payable during such month shall be the payment which would be required to be made by Landlord to Lender during such month as if such acceleration had not occurred.

      2. CPI Adjustments. The Equity Rent shall be subject to adjustment, in the manner hereinafter set forth, for increases in the index known as United States Department of Labor, Bureau of Labor Statistics,

Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) ("CPI") or the successor index that most closely approximates the CPI. if the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event will the Basic Rent as adjusted by the CPI adjustment be less than the Basic Rent in effect for the five (5) year period immediately preceding such adjustment.

      3. Effective Dates of CPI Adjustments. Equity Rent shall not be adjusted to reflect changes in the CPI until the fifth (5th) anniversary of the Basic Rent Payment Date on which the first full monthly installment of Basic Rent shall be due and payable (the "First Full Basic Rent Payment Date"). As of the fifth (5th) anniversary of the First Full Basic Rent Payment Date and thereafter on the tenth (10th), fifteenth (15th), twentieth (20th) and twenty-fifth (25th) anniversaries and, if the initial Term is extended, on the thirtieth (30th), thirty-fifth (35th), fortieth (40th) and forty-fifth (45th) anniversaries of the First Full Basic Rent Payment Date, Equity Rent shall be adjusted to reflect increases in the CPI during the most recent five (5) year period immediately preceding each of the foregoing dates (each such date being hereinafter referred to as the "Basic Rent Adiustment Date").

      4. Method of Adiustment for CPI Adiustment.

      (a) As of each Basic Rent Adjustment Date when the average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph 4(a)), the Equity Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the "Prior Months") ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. (In calculating the numerator of the fraction described in the foregoing sentence, however, the average CPI for the Prior Months shall be recalculated as if, for each year during the previous five-year period, there were an 8% annual cap on increases in CPI from that CPI in effect during the prior year.) The product of such multiplication shall be added to the Equity Rent in effect immediately prior to such Basic Rent Adjustment Date. The "Beginning CPI" shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring five (5) years earlier. If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Equity Rent will remain the same for the ensuing five (5) year period.

      (b) Effective as of a given Basic Rent Adjustment Date, Equity Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Equity Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

      (c) Notice of the new Equity Rent shall be delivered to Tenant on or before the thirtieth (30th) day preceding each Basic Rent Adjustment Date.

            5. CPI Adjustments After 10th Anniversary of First Full Basic Rent Payment Date.

      The provisions of paragraphs 2, 3 and 4 above shall remain in effect for all months prior to the 10th anniversary of the First Full Basic Rent Payment Date. Commencing as of the month in which the 10th anniversary of the First Full Basic Rent Payment Date occurs, (a) CPI adjustments shall be made to Basic Rent (and not just to Equity Rent), and (b) all references in paragraphs 2, 3 and 4 above to "Equity Rent" shall be deleted and, in lieu thereof, the phrase "Basic Rent" shall be inserted.

                                    EXHIBIT E
                                    COVENANTS

      Tenant shall comply with all the covenants and agreements set forth in
Article 4 of the Subordinated Promissory Note dated as of August 18, 1988 (the "Note") between Tenant and Quest Equities Corp. as in effect on the date hereof, but only those covenants which are in effect prior to the Fist Senior Termination Date or the Second Senior Termination Date (as defined in the Note), and those covenants which apply only after the First Senior Termination Date or the Second Senior Termination Date shall be excluded. Such covenants are incorporated herein by reference and made a part hereof as though fully set forth herein, provided that the term "Company" as used in such covenants shall mean Tenant, the term "Lender" as used in such covenants shall mean Landlord, and all other capitalized terms as used in such covenants shall have the meanings assigned to such terms in the Note. The covenants incorporated by reference herein shall continue in full force and effect notwithstanding any amendment or cancellation of the Note and notwithstanding any agreement between Tenant and Lender (as defined in the Note) waiving, modifying, amending or canceling the covenants set forth in the Note.